AMENDED AND RESTATED LOAN FACILITY AGREEMENT
                                  AND GUARANTY

                                  by and among

                               RUBY TUESDAY, INC.,

                           SUNTRUST BANK, as Servicer

                                       and

                      EACH OF THE PARTICIPANTS PARTY HERETO




                          Dated as of October 11, 2000

                              AMENDED AND RESTATED
                      LOAN FACILITY AGREEMENT AND GUARANTY

Table of Contents                                                           Page
                                                                            ----

ARTICLE I      DEFINITIONS.....................................................6
   Section 1.1    Definitions..................................................7
   Section 1.2    Accounting Terms and Determination..........................28
   Section 1.3    Terms Generally.............................................28
   Section 1.4    Exhibits and Schedules......................................29
ARTICLE II     LOAN FACILITY..................................................29
   Section 2.1    Establishment of Commitment; Terms of Loans and Letters
                  of Credit...................................................29
   Section 2.2    Conveyance of Participant's Interest........................31
   Section 2.3    Funding of Advances; Funding of Participant's Interest in
                  Loans; Purchase of Participation in Letters of Credit.......31
   Section 2.4    Commitment Fees and Participant's Letter of Credit Fees.....33
   Section 2.5    Interest on Funded Participant's Interest...................35
   Section 2.6    Default Interest............................................35
   Section 2.7    Voluntary Reduction of the Unutilized Commitment............36
   Section 2.8    Extension of Commitment.....................................36
   Section 2.9    Reserve Requirements; Change in Circumstances...............37
   Section 2.10   Wind-Down Event.............................................38
   Section 2.11   Pro Rata Treatment..........................................39
   Section 2.12   Payments....................................................39
   Section 2.13   Sharing of Setoffs..........................................39
ARTICLE III    SERVICER'S SERVICING OBLIGATIONS; DISTRIBUTION
                  OF PAYMENTS.................................................40
   Section 3.1    Servicer's Obligations with Respect to Loans; Collateral;
                  Non-Recourse................................................40
   Section 3.2    Application of Payments.....................................41
   Section 3.3    Servicing Report............................................42
ARTICLE IV     LOAN DEFAULT; RIGHT TO MAKE GUARANTY DEMAND....................43
   Section 4.1    Default Notice Of Loan......................................43
   Section 4.2    Waiver or Cure By The Sponsor; Fully Guaranteed Pool........43
   Section 4.3    Standstill Period; Defaulted Loan Guaranty Demand...........44
   Section 4.4    No Waiver or Cure Available.................................44
   Section 4.5    Fixed Charge Coverage Ratio for Loan Documents
                  executed under the Prior Loan Agreement.....................45
   Section 4.6    Movement of Loans into and out of Fully Guaranteed Pool.....45
   Section 4.7    Extension of Maturity Date of Defaulted Loans during the ...
                  Response Period and the Standstill Period...................46
ARTICLE V         REPRESENTATIONS AND WARRANTIES..............................46
   Section 5.1    Existence; Power............................................46
   Section 5.2    Organizational Power; Authorization.........................46
   Section 5.3    Governmental Approvals; No Conflicts........................47
   Section 5.4    Financial Statements........................................47
   Section 5.5    Litigation and Environmental Matters........................47
   Section 5.6    Compliance with Laws and Agreements.........................48
   Section 5.7    Investment Company Act, Etc.................................48
   Section 5.8    Taxes.......................................................48
   Section 5.9    Margin Regulations..........................................48
   Section 5.10   ERISA.......................................................49
   Section 5.11   Ownership of Property.......................................49
   Section 5.12   Disclosure..................................................49
   Section 5.13   Labor Relations.............................................50
   Section 5.14   Subsidiaries................................................50
   Section 5.15   Representations and Warranties with Respect to Specific
                  Loans.......................................................50
ARTICLE VI     COVENANTS......................................................51
   Section 6.1    Financial Statements and Other Information..................51
   Section 6.2    Notices of Material Events..................................52
   Section 6.3    Existence; Conduct of Business..............................53
   Section 6.4    Compliance with Laws, Etc...................................53
   Section 6.5    Payment of Obligations......................................54
   Section 6.6    Books and Records...........................................54
   Section 6.7    Visitation, Inspection, Etc.................................54
   Section 6.8    Maintenance of Properties; Insurance........................54
   Section 6.9    Additional Subsidiaries.....................................55
   Section 6.10   Additional Guaranties.......................................55
   Financial Covenants
   Section 6.11   Minimum Fixed Charge Coverage Ratio.........................55
   Section 6.12   Maximum Adjusted Total Debt to EBITDAR Ratio................56
   Section 6.13   Maximum Adjusted Total Debt to Adjusted Total Capital
                  Ratio.......................................................56
   Negative Covenants
   Section 6.14   Indebtedness................................................56
   Section 6.15   Negative Pledge.............................................57
   Section 6.16   Fundamental Changes.........................................58
   Section 6.17   Investments, Loans, Etc.....................................58
   Section 6.18   Restricted Payments.........................................60
   Section 6.19   Sale of Assets..............................................60
   Section 6.20   Transactions with Affiliates................................61
   Section 6.21   Restrictive Agreements......................................61
   Section 6.22   Sale and Leaseback Transactions.............................61
   Section 6.23   Hedging Agreements..........................................61
   Section 6.24   Amendment to Material Documents.............................62
   Section 6.25   Accounting Changes..........................................62
   Section 6.26   ERISA.......................................................62
ARTICLE VII      CREDIT EVENTS................................................62
   Section 7.1    Credit Events...............................................62
ARTIII  GUARANTY
Unconditional Guaranty........................................................66
   Section 8.1       Limitation on Guaranty of Loans..........................66
   Section 8.2       Obligations of Sponsor With Respect to Loans.............66
   Section 8.3       Continuing Guaranty......................................68
   Section 8.4       Waivers..................................................68
   Section 8.5       Additional Actions.......................................69
   Section 8.6       Additional Waivers.......................................69
   Section 8.7       Postponement of Obligations..............................70
   Section 8.8       Effect on additional Guaranties..........................70
   Section 8.9       Reliance on Guaranty and Purchase Obligation; Disclaimer
                     of Liability.............................................70
   Section 8.10      Reinstatement of Obligations.............................71
   Section 8.11      Right to Bring Separate Action...........................71
ARTICLE IX        INDEMNIFICATION.............................................72
   Section 9.1       Indemnification..........................................72
   Section 9.2       Notice Of Proceedings; Right To Defend...................73
   Section 9.3       Third Party Beneficiaries................................74
ARTICLE X         SURVIVAL OF LOAN FACILITY...................................74
   Section 10.1      Survival of Loan Facility................................74
ARTICLE XI        CONDITIONS PRECEDENT........................................75
   Section 11.1      Conditions to Effective Date.............................75
            11.1.1   Receipt of Documents.....................................75
                     --------------------
            11.1.2   Corporate Actions........................................75
                     -----------------
            11.1.3   Payment of Fees..........................................75
                     ---------------
   Section 11.2      Effect of Amendment and Restatement......................76
ARTICLE XII         THE SERVICER..............................................77
   Section 12.1      Appointment of Servicer as Agent.........................77
   Section 12.2      Nature of Duties of Servicer.............................77
   Section 12.3      Lack of Reliance on the Servicer.........................78
   Section 12.4      Certain Rights of the Servicer...........................78
   Section 12.5      Reliance by Servicer.....................................78
   Section 12.6      Indemnification of Servicer..............................79
   Section 12.7      The Servicer in its Individual Capacity..................79
   Section 12.8      Holders of Participation Certificates....................79
ARTICLE XIII  MISCELLANEOUS...................................................80
   Section 13.1      Notices..................................................80
   Section 13.2      Amendments, Etc..........................................80
   Section 13.3      No Waiver; Remedies Cumulative...........................81
   Section 13.5      Right of Setoff..........................................82
   Section 13.6      Benefit of Agreement; Assignments; Participations........82
   Section 13.7      Governing Law; Submission to Jurisdiction................84
   Section 13.8      Counterparts.............................................85
   Section 13.9      Severability.............................................85
   Section 13.10     Independence of Covenants................................85
   Section 13.11     Change in Accounting Principles, Fiscal Year or Tax Laws.85
   Section 13.12     Headings Descriptive; Entire Agreement...................86

                                    EXHIBITS

         Exhibit A.........-........Form of Assignment and Acceptance
         Exhibit B.........-........Form of Subsidiary Guaranty Agreement
         Exhibit C.........-........Form of Indemnity and Contribution Agreement
         Exhibit D         -        Form of Loan Agreement
         Exhibit E         -        Form of Participation Certificate
         Exhibit F         -        Form of Servicing Report


                                    SCHEDULES

         Schedule 5.14..............-       Subsidiaries
         Schedule 6.14..............-       Outstanding Indebtedness
         Schedule 6.15..............-       Existing Liens
         Schedule 6.17..............-       Existing Investments

                              AMENDED AND RESTATED
                      LOAN FACILITY AGREEMENT AND GUARANTY


THIS AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY (the "Agreement") made as of this 11th day of October, 2000 by and among RUBY TUESDAY, INC., a Georgia corporation having its principal place of business and chief executive office at 150 W. Church Avenue, Maryville, Tennessee 37801 ("Sponsor"), SUNTRUST BANK ("SunTrust") and each of the other lending institutions listed on the signature pages hereto (SunTrust, such lenders, together with any assignees thereof becoming "Participants" pursuant to the terms of this Agreement, the "Participants") and SUNTRUST BANK, a banking corporation organized and existing under the laws of Georgia having its principal office in Atlanta, Georgia, as Servicer and agent for the Participants (in such capacity, the "Servicer").

                              W I T N E S S E T H:

         WHEREAS, the Sponsor, Participants and Servicer, in order to make available a loan facility to certain franchisees of Sponsor, entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of October 2, 1998, as amended by that certain First Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of March _, 1999 (as so amended and as otherwise amended or modified, the "Prior Loan Facility Agreement") by and among Sponsor, Servicer and the Participants;

         WHEREAS, in order to expedite the ongoing operations of the loan facility, Sponsor and Servicer entered into that certain Amended and Restated Servicing Agreement, dated as of October 2, 1998 (as amended or modified from time to time, the "Prior Servicing Agreement") to set forth certain agreements regarding fees and operations;

         WHEREAS, at the request of Sponsor, Sponsor, the Participants and Servicer are entering into this Agreement to amend and restate the terms of the Prior Loan Facility Agreement to extend the termination date of such Commitments and to modify certain other terms and provisions thereof, including without limitation, the provisions of Article 8 thereof, all as is more fully set forth below;

         THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree that the Prior Loan Facility Agreement is amended and restated as follows:



                                    ARTICLE I
                                   DEFINITIONS

         Section I.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted LIBO Rate" shall mean, with respect to each Payment Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         "Adjusted LIBO Rate"     =     ____LIBOR_________________
                                    ------------------------------
                                            1.00 - LIBOR Reserve Percentage

        As used herein, LIBOR Reserve Percentage shall mean, for any Payment Period for any Funded Participant's Interest outstanding hereunder, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Adjusted Total Capital" shall mean, as of any date of determination, the sum of (i) Adjusted Total Debt as of such date and (ii) Consolidated Net Worth as of such date.

         "Adjusted Total Debt" shall mean, as of any date of determination, (i) all Indebtedness of the Sponsor and its Subsidiaries on a consolidated basis, including without limitation all Loans and LC Exposure, but excluding all Indebtedness of the type described in subsection (xi) of the definition of Indebtedness and excluding any Synthetic Lease Obligations to the extent that such Synthetic Lease Obligations are included in clause (ii) below, plus (ii) to the extent not included in clause (i), the present value of all lease obligations arising under operating leases of Sponsor and its Subsidiaries as determined in accordance with GAAP, applying a discount rate of ten percent (10%).

         "Adjusted Total Debt to Adjusted Total Capital Ratio" shall mean, as of any date of determination, the ratio of (i) Adjusted Total Debt as of such date to (ii) Adjusted Total Capital as of such date. "Adjusted Total Debt to EBITDAR Ratio" shall mean, as of any date of determination, the ratio of (i) Adjusted Total Debt as of such date to
         (ii) Consolidated EBITDAR as of such date, measured for the four Fiscal Quarter period ending on such date.

         "Advance" shall mean a funding of an advance pursuant to the Loan Commitment of any Borrower pursuant to a Funding Request.

         "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

         "Agreement" shall mean this Loan Facility Agreement and Guaranty as it may hereafter be amended or modified.

         "American   Cafe"  shall  mean  "American   Cafe",   "Silverspoon"   or
         "Mozzarella's American Cafe", an operating concept of the Sponsor.

         "Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Participant, (b) an Affiliate of a Participant or
         (c) an entity or an Affiliate of an entity that administers or manages a Participant.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Participant and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

         "Borrower" shall mean a Franchisee or other affiliated Person who is primarily liable for repayment of a Loan as a result of having executed Loan Documents as maker, or its permitted assignee.

         "Borrowers' Commitment Fee" shall have the meaning set forth in Section 2.4.

         "Borrower Rate" shall mean, with respect to each Loan, the Prime Rate per annum plus any additional margin per annum specified for such Loan by Sponsor in the applicable Funding Approval Notice, such margin not to exceed four percent (4.0%) per annum.

         "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

         "Capital  Expenditures" shall mean for any period, without duplication,
         (a) the additions to property, plant and equipment and other capital expenditures of the Sponsor and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Sponsor for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Sponsor and its Subsidiaries during such period.

         "Capital Lease Obligation" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Sponsor to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Sponsor; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Sponsor by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

         "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Sponsor evidencing debt or a commitment to extend loans in excess of $2,000,000 which requires, or permits the holder(s) of such Indebtedness of Sponsor to require that such Indebtedness of Sponsor be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Sponsor to be accelerated in any respect, as a result of a change in ownership of the capital stock of Sponsor or voting rights with respect thereto.

         "Closing Date" shall mean, for any Loan, the date upon which the Loan Documents with respect to such Loan are executed and delivered and the Loan Commitment is established thereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Collateral" shall mean property subject to a security interest or lien which secures a Loan.

         "Collateral Agreement" shall mean an agreement executed by a Borrower and any other Persons primarily or secondarily liable for all or part of the Loan, granting a security interest to the Servicer in specified Collateral as security for such Loan.

         "Commitment" shall have the meaning set forth in Section 2.1(a).

         "Commitment Fee" shall have the meaning set forth in Section 2.4.

         "Commitment  Termination  Date"  shall  have the  meaning  set forth in
Section 2.1(a).

         "Consolidated Companies" shall mean, collectively, Sponsor and all of its Subsidiaries, and "Consolidated Company" shall mean, individually, the Sponsor or any of its Subsidiaries.

         "Consolidated EBITDA" shall mean, for the Sponsor and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP and (iv) all other non-cash charges determined on a consolidated basis in accordance with GAAP, in each case for such period.

         "Consolidated EBITDAR" shall mean, for the Sponsor and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Consolidated Lease Expense, in each case for such period.

         "Consolidated EBITR" shall mean, for the Sponsor and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) all other non-cash charges, determined on a consolidated basis in accordance with GAAP, and (iv) Consolidated Lease Expense, in each case for such period.

         "Consolidated Fixed Charges" shall mean, for the Sponsor and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (d) Consolidated Lease Expense for such period.

         "Consolidated Interest Expense" shall mean, for the Sponsor and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

         "Consolidated Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rental and operating lease expense payable by the Sponsor and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Sponsor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Sponsor or any Subsidiary of the Sponsor in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Sponsor or any Subsidiary on the date that such Person's assets are acquired by the Sponsor or any Subsidiary.

         "Consolidated Net Worth" shall mean, as of any date, (i) the total assets of the Sponsor and its Subsidiaries that would be reflected on the Sponsor's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the sum of (i) the total liabilities of the Sponsor and its Subsidiaries that would be reflected on the Sponsor's consolidated balance sheet as of such date prepared in accordance with GAAP and (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Sponsor as of such date prepared in accordance with GAAP.

         "Control" shall mean the power, directly or indirectly, either to (i) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

         "Credit Event" shall have the meaning set forth in Section 7.1 of this Agreement.

         "Credit Parties" shall mean, collectively, each of the Sponsor and the Guarantors.

         "Deemed Loan Default " shall have the meaning set forth in Section 4.5(a) of this Agreement.

         "Defaulted Borrower" means a Borrower under a Defaulted Loan.
          ------------------

         "Defaulted Loan" means a Loan evidenced by Loan Documents under the terms of which exist one or more Loan Defaults which have not been cured or waived as permitted herein.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Effective Date " means October 11, 2000.

         "Eligible Assignee" shall mean (a) the Servicer or any Participant; (b) an Affiliate of the Servicer or any Participant; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Servicer, and unless an Event of Default has occurred and is continuing, the Sponsor (each such approval not to be unreasonably withheld or delayed). If the consent of the Sponsor to an assignment or to an Eligible Assignee is required hereunder, the Sponsor shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Servicer or Participant to the Sponsor, unless such consent is expressly refused by the Sponsor prior to such fifth Business Day.

         "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material.

         "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Sponsor or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Sponsor, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA  Event"  shall mean (a) any  "reportable  event",  as defined in
         Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
         Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
         (d) the incurrence by the Sponsor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Sponsor or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Sponsor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Sponsor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Sponsor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal
         Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Excluded Management Salary" shall mean, with respect to any Borrower for any period, (1) two-thirds of the salary and expenses paid to the Franchisee Partner of such Borrower during any period that the Borrower has only one Qualified Store and (2) one-third of the salary and expenses paid to the Franchisee Partner of such Borrower during any period that the Borrower has only two Qualified Stores.

         "Executive  Officer"  shall  mean  with  respect  to  any  Person,  the
         President,  Vice  Presidents,   Chief  Financial  Officer,   Treasurer,
         Secretary and any Person holding comparable offices or duties.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Servicer from three Federal funds brokers of recognized standing selected by the Servicer.

         "Fee Letter" shall mean that certain letter agreement dated as of even date herewith, by and between the Sponsor and the Servicer, setting forth certain fees applicable to the loan facility described herein, either as originally executed or as hereafter amended or modified.

         "Final Termination Date" shall mean the date which is sixty (60) days after the expiration of the last Loan Commitment established hereunder.

         "Fiscal Quarter" shall mean any fiscal quarter of the Sponsor or the Consolidated Companies, as applicable.

         "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated EBITR to (b) Consolidated Fixed Charges, in each case measured for the four Fiscal Quarter period ending on such date.

         "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

         "Franchisee Debt" shall mean, for any Borrower without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments,
         (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

         "Franchisee Debt Service " means, for any period for any Borrower whose Loans were extended, or Letters of Credit issued pursuant to, Loan Documents executed under the Prior Loan Facility Agreement, the sum of
         (A) interest expense paid in cash during such period plus (B) scheduled amortization of all Franchisee Debt (excluding Franchisee Debt of the type described in clause (iv) of the definition of "Franchisee Debt") for such period, in each case measured for such Borrower and its subsidiaries on a consolidated basis in accordance with GAAP.

         "Franchise Documents" means, collectively, (i) the participation and operating agreements for any Borrower that is a limited liability company or limited partnership agreement for any Borrower that is a limited partnership and (ii) the written agreements between Sponsor and a Borrower whereby the Borrower is authorized to establish one or more "Ruby Tuesday" franchises, including without limitation the Ruby Tuesday, Inc. Operating Agreements between Sponsor and a Borrower and each other operating agreement and development agreement related to each franchise location, all as amended or modified from time to time.

         "Franchisee EBITDAR" means, for any period for any Borrower whose Loans were extended, or Letters of Credit issued pursuant to, Loan Documents executed under the Prior Loan Facility Agreement, (1) net income (loss) for such period, plus, (2) to the extent subtracted in determining such net income (loss), (a) interest expense for such period, (b) tax expense for such period, (c) depreciation, amortization and other non-cash charges for such period, (d) Franchisee Rents for such period,
         (e) Non-recurring Expenses for such period, and (f) Excluded Management Salary for such period, if any, minus (3) Non-recurring Income for such period to the extent included in such net income (loss), in each case measured for such Borrower and its subsidiaries on a consolidated basis.

         "Franchisee Fixed Charge Coverage Ratio" shall mean, as of any date for any Borrower whose Loans were extended, or Letters of Credit issued pursuant to, Loan Documents executed under the Prior Loan Facility Agreement, the ratio of (i) Franchisee EBITDAR to (ii) the sum of (A) Franchisee Debt Service plus (B) Franchisee Rents, in each case for the immediately preceding four fiscal quarters ended on or closest to such date; provided, however, that Sponsor may elect to exclude from the calculation of the Franchisee Fixed Charge Coverage Ratio for any Borrower the Franchisee EBITDAR, the Franchisee Debt Service and the Franchisee Rents incurred by such Borrower and its subsidiaries that are attributable to any stores that are not Qualified Stores; provided, further, however, that if the Sponsor at any time includes any store that is not a Qualified Store in the calculation of the Franchisee Fixed Charge Coverage Ratio, such store shall thereafter be included in all subsequent calculations of the Franchisee Fixed Charge Coverage Ratio.

         "Franchisee Loan Program" shall mean that transaction evidenced by (i) this Agreement wherein the Sponsor has guaranteed, to the extent set forth herein, certain obligations of franchisees of the Sponsor, and
         (ii) the other "Operative Documents" (as such term is defined herein) executed by the Consolidated Companies in connection herewith and therewith.

         "Franchisee Partner" means, collectively, the Person other than the Sponsor that owns an equity interest in the Borrower and any Person who directly or indirectly owns or controls such Person.

         "Franchise Partner Program" shall mean the optional financing and business structuring program offered by the Sponsor to a limited number of qualified restaurant operators, such operators to be determined by the Sponsor in its sole discretion, which provides such restaurant operators a business structure for organizing, owning and funding the establishment and operation of restaurants doing business under operating concepts owned by Sponsor.

         "Franchisee Rents" means, for any period for any Borrower whose Loans were extended, or Letters of Credit issued pursuant to, Loan Documents executed under the Prior Loan Facility Agreement, the aggregate amount of all lease and rent payments for which such Borrower and its subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all operating leases in effect at any time during such period, determined on a consolidated basis in accordance with GAAP.

         "Fronting Advance" shall have the meaning set forth in Section 2.3.

         "Fully Guaranteed Pool" shall mean Loans which are subject to the full and unlimited guaranty of the Sponsor pursuant to the terms of Section
         4.2 and Article VIII of this Agreement.

         "Funded Participant's Interest" means the aggregate outstanding amount of Advances made by a Participant hereunder with respect to the Loans, and shall include, with respect to SunTrust, the aggregate outstanding amount of Fronting Advances.

         "Funding Approval Notice" means a written notice to the Servicer from Sponsor setting forth the conditions of a proposed Loan Commitment, consistent with the requirements therefor as set forth in this Agreement, and containing such information and in substantially such form as shall be agreed to by Servicer and Sponsor pursuant to the Servicing Agreement.

         "Funding Request" means (x) a request from a Borrower to the Servicer to fund a portion of such Borrower's Loan Commitment, and (y) the Initial Funding Request.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3.

         "Guaranteed Obligations" means the aggregate amount of the Loan Indebtedness outstanding under the Loan Documents and guaranteed by the Sponsor pursuant to this Agreement to include, without limitation (i) all principal, interest and commitment fees due with respect to all Loans, including post-petition interest in any proceeding under federal bankruptcy laws, (ii) all fees, expenses, and amounts payable by any Borrower for reimbursement or indemnification under the terms of the Loan Agreement or any other Loan Document executed in connection with the Loan to such Borrower, (iii) all amounts advanced by Servicer to protect or preserve the value of any security for the Loans, and (iv) all renewals, extensions, modifications, and refinancings (in whole or in part) of any of the amounts referred to in clauses (i) and (ii) above).

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" shall mean each Subsidiary Loan Party now or hereafter a party to the Subsidiary Guaranty Agreement or any Subsidiary that becomes a party to the Subsidiary Guaranty Agreement pursuant to
         Section 6.9, and their respective successors and permitted assigns.

         "Guaranty" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor ") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
         (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guaranty" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty  Payments" mean all payments made by the Sponsor  pursuant to
         Section 8.2 of this Agreement with respect to Loans in the Limited Guaranty Pool, and shall exclude all payments made by the Sponsor hereunder with respect to Loans in the Fully Guaranteed Pool.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which any Sponsor or any Subsidiary is a party.

         "Hostile Acquisition" shall mean any Investment resulting in control of a Person involving a tender offer or proxy contest that has not been recommended or approved by the board of directors of the Person that is the subject of the Investment prior to the first public announcement or disclosure relating to such Investment.

         "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 7.1(e), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all obligations under Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.


         "Initial Funding Request" means the Funding Request submitted by a Borrower for the initial Advance on the Closing Date of such Loan.

         "Indemnity and Contribution Agreement" shall mean the Indemnity and Contribution Agreement, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit C, among the Sponsor, the Subsidiary Loan Parties and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

         "Investment" shall have the meaning assigned to such term in Section 6.17.

         "Letter of Credit" shall mean a standby letter of credit issued by the Servicer on behalf of a Borrower pursuant to the terms of the applicable Loan Commitment on the terms and conditions set forth in the applicable Loan Agreement.

         "LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
         (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Sponsor at such time. The LC Exposure of any Participant shall be its Pro Rata Share of the total LC Exposure at such time.

         "Letter of Credit Fee" shall mean the fee paid by each Borrower pursuant to the terms of the applicable Loan Agreement with respect to all outstanding Letter of Credit Obligations thereunder.

         "Letter of Credit Obligations" shall mean, with respect to each Borrower, the aggregate of the face amount of all outstanding Letters of Credit issued by the Servicer on behalf of such Borrower pursuant to the applicable Loan Agreement plus, without duplication, the aggregate amount of unreimbursed draws on such Letters of Credit.

         "Letter of Credit Outstandings" shall mean the aggregate amount of all Letter of Credit Obligations.

         "LIBOR" shall mean, for each Payment Period, the British Bankers' Association Interest Settlement Rate per annum for deposits in U.S. Dollars for a period of one month and in an amount comparable to the aggregate outstanding Funding Participant's Interest as of the first day of such Payment Period, appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 A.M. (London, England time) on the day that is two (2) Business Days prior to the first day of the Payment Period. If two or more of such rates appear on such Page 3750, the rate for that Payment Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from such Page 3750 for any reason, then such rate shall be determined by the Servicer from the Reuters Screen ISDA Page as of such date and such time. If such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Servicer to Sponsor; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

         "Limited Guaranty Pool" shall mean each of the Loans outstanding hereunder other than the Loans comprising the Fully Guaranteed Pool.

         "Loan" means the aggregate Advances made pursuant to a Loan Commitment, as evidenced by the relevant Promissory Note.

         "Loan Commitment" means the commitment of the Servicer to each Borrower to make Advances to such Borrower in the aggregate amount specified in the relevant Promissory Note, subject to the terms and conditions set forth therein.

         "Loan Agreement" means the Line of Credit Agreement setting forth the terms and conditions, as between a Borrower and the Servicer, under which the Servicer has established a Loan Commitment to make Advances to the Borrower, substantially in the form of Exhibit D.

         "Loan Default" means an occurrence with respect to a Loan which is defined by the applicable Loan Documents to be an event of default (including but not limited to a Loan Payment Default).

         "Loan Documents" means the Loan Agreement, the Promissory Note, any Personal Guaranty, any Spousal Consent, the Collateral Agreements, any Letters of Credit and any other documents relating to the Loan or Letters of Credit delivered by any Borrower or any guarantor or surety thereof to the Servicer and any amendments thereto (provided that such amendments are made with the consent of Sponsor, where such consent is required under this Agreement).

         "Loan Indebtedness" means all amounts due and payable by a Borrower under the terms of the Loan Documents for a given Loan and outstanding Letters of Credit, including, without limitation, outstanding principal, accrued interest, any commitment fees, letter of credit fees and all reasonable costs and expenses of any legal proceeding brought by the Servicer to collect any of the foregoing (including without limitation, reasonable attorneys' fees actually incurred).

         "Loan Parties" shall mean the Sponsor and the Subsidiary Loan Parties.
          ------------

         "Loan Payment Default" means the failure of a Borrower to make a payment of principal, accrued interest thereon or any other amounts, within the cure period following the due date therefor, as provided under the applicable Loan Documents.

         "Loan Term" means the period from the Closing Date of a Loan Commitment until the Maturity Date of such Loan Commitment and the Loan outstanding thereunder, which period shall not exceed twenty-four months.

         "L&N" shall mean "L&N Seafood" or L&N Seafood Grill", which are operating concepts of Sponsor.

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Sponsor or of the Sponsor and its Subsidiaries taken as a whole,
         (ii) the ability of the Credit Parties to perform any of their respective obligations under the Operative Documents, (iii) the rights and remedies of the Servicer and the Participants under any of the Operative Documents or (iv) the legality, validity or enforceability of any of the Operative Documents.

         "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Sponsor and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Sponsor or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Sponsor or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Subsidiary" shall mean (i) each Credit Party other than the Sponsor, and (ii) each other Subsidiary of the Sponsor, now existing or hereafter established or acquired, that at any time prior to the Maturity Date, has or acquires total assets in excess of $5,000,000, or that accounted for or produced more than 5% of the Consolidated Net Income (Loss) of the Sponsor on a consolidated basis during any of the three most recently completed Fiscal Years of the Sponsor, or that is otherwise material to the operations or business of the Sponsor or another Material Subsidiary.

          "Maturity Date" means, with respect to any Loan Commitment, the date set forth under the applicable Loan Documents when such Loan Commitment terminates and all principal and interest with respect to the Loan outstanding thereunder shall become due and payable in full; provided that, each Maturity Date shall be a Payment Date.

         "Maximum  Amount"  shall  have the  meaning  set forth in  Section  8.1 hereof.

         "Moody's" shall mean Moody's Investors Service, Inc.
          -------

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Non-recurring Expenses " shall mean, for any Borrower for any period, all expenses of such Borrower and its Subsidiaries for such period that are extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any subsequent period.

         "Non-recurring Income " shall mean, for any Borrower for any period, all income of such Borrower and its Subsidiaries for such period that is extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any subsequent period.

         "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person in accordance with GAAP.

         "Operative  Documents"  shall  mean  this  Agreement,   the  Subsidiary
         Guaranty Agreement, the Indemnity and Contribution Agreement, the Servicing Agreement, the Fee Letter and any other documents delivered by Sponsor or any Guarantor to the Servicer or the Participants in connection herewith or therewith.

         "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

         "Participant" shall mean SunTrust, the other lending institutions listed on the signature pages hereof and each assignee thereof, if any, pursuant to the terms hereof.

         "Participating Commitment " shall mean the amount set forth opposite each Participant's name on the signature pages hereof, as such amount may be modified by assignment pursuant to the terms hereof; provided that, following the termination of the Commitment, each Participant's Participating Commitment shall be deemed to be its Pro Rata Share of the aggregate Loan Commitments.

         "Participant Funding" shall mean a funding by the Participants of their Pro Rata Share of Loans outstanding.

         "Participant's  Interest"  shall have the  meaning set forth in Section
2.2.

         "Participant's Letter of Credit Fee " shall have the meaning set forth in Section 2.4(c).

         "Participant's Unused Commitment" shall mean, with respect to any Participant, the difference between such Participant's Participating
         Commitment and such Participant's Funded Participant's Interest, as further reduced by such Participant's Pro Rata Share of the Letter of Credit Outstandings.

         "Participant's Unused Sponsor Commitment" shall mean, with respect to any Participant, the difference between such Participant's Participating Commitment and such Participant's Pro Rata Share of all outstanding Loan Commitments.

         "Participation Certificate" shall mean, a certificate issued by the Servicer to a Participant, substantially in the form of Exhibit E attached hereto, evidencing such Participant's ownership interest conveyed hereunder.

         "Payment Date" means the last day of each calendar month, provided, however, if such day is not a Business Day, the next succeeding Business Day.

         "Payment  Period"  shall mean a period of one (1) month;  provided that
         (i) the first day of a Payment Period must be a Business Day, (ii) any Payment Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, (iii) the first Payment Period hereunder shall commence on the date hereof and shall end on the last day of the next succeeding calendar month and
         (iv) the first day of any succeeding Payment Period shall be the last day of the preceding Payment Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

         "Permitted Encumbrances" shall mean

                  a. Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  b. statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  c. pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  d. deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  e. judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

                  f. easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Sponsor and its Subsidiaries taken as a whole;

         provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" shall mean:

                  a. direct obligations of, or obligations the principal of and interest on which are unconditionally Guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  b. commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

                  c. certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or Guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  d. fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

                  e. mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

         "Person" shall mean an individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

         "Personal Guaranty" shall mean any guaranty from a principal of a Borrower substantially in the form attached to the Servicing Agreement.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
         Section 412 of the Code or Section 302 of ERISA, and in respect of which the Sponsor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prior Loan Facility Agreement" shall have the meaning as set forth in the Recital paragraphs above.

         "Prior Servicing Agreement" shall have the meaning as set forth in the Recital paragraphs above.

         "Pro Rata Share" shall mean, with respect to each of the Participants, the percentage designated as such Participant's Pro Rata Share on the signature pages hereof, as such percentage may change from time to time as a result of assignments or amendments pursuant to this Agreement.

         "Promissory Note" means a Master Note of a Borrower, substantially in the form attached hereto as Exhibit D setting forth the obligation of such Borrower to repay the Loan evidenced thereby.

         "Qualified Store" shall mean any store that has been open for at least twelve months and was not acquired by a Borrower from the Sponsor during the last twelve months.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

         "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "Required Participants" shall mean at any time, the Participants holding at least 51 % of the sum of (x) aggregate Funded Participant's Interest, plus (y) the Participant's Unused Commitments, or, following the termination of the Commitment and the Loan Commitments, the Participants holding at least 51 % of the aggregate outstanding Funded Participant's Interests at such time.

         "Response Period" means a period of sixty (60) days commencing on the day on which a Loan Payment Default or Loan Default occurs; provided that no Response Period shall extend beyond the Final Termination Date.

         "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Sponsor or such other representative of the Sponsor as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Sponsor.

         "Restricted Payment" shall have the meaning set forth in Section 6.18.

         "Ruby Tuesday" shall mean "Ruby Tuesday", an operating concept of Sponsor.

         "Servicer's Letter of Credit Fee" shall have the meaning set forth in the Servicing Agreement.

         "Servicing Agreement" shall mean that certain Amended and Restated Servicing Agreement, dated as of the date hereof, by and between the Sponsor and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

         "Servicing Fee" shall mean the fee payable to the Servicer pursuant to the terms of the Servicing Agreement.

         "Servicing Report" shall have the meaning set forth in Section 3.3.

         "Servicer" shall mean SunTrust Bank and its successors and assigns.

         "Sponsor's Commitment Fee" shall have the meaning set forth in Section 2.4.

         "Sponsor's Fee" shall have the meaning set forth in the Servicing Agreement.

         "Sponsor's Letter of Credit Fee " shall have the meaning set forth in the Servicing Agreement.

         "Spousal Consent" shall mean a consent of the spouse of a Person executing a Personal Guaranty, substantially in the form attached to the Servicing Agreement.

         "Standard & Poor's" shall mean Standard & Poor's Rating Service, a division of The McGraw-Hill Companies.

         "Standstill Period" means a sixty (60) day period commencing on the date immediately following the date that the Response Period expires during which the Servicer and the Participants will continue to refrain from exercising remedies against a Defaulted Borrower while a Defaulted Loan remains in the Limited Guaranty Pool.

         "Subordinated Debt" shall mean all Indebtedness of Sponsor subordinated to all obligations of Sponsor or any other Credit Party arising under this Agreement and the Subsidiary Guaranty Agreement, created, incurred or assumed on terms and conditions satisfactory in all respects to the Servicer and the Participants, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Servicer and Required Participants.

          "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, are directly or indirectly owned, controlled (intentionally lowercase) or held by the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Sponsor.

         "Subsidiary Guaranty Agreement" shall mean the Subsidiary Guaranty Agreement, substantially in the form of Exhibit B, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary Loan Party" shall mean any Material Subsidiary that is not a Foreign Subsidiary..

         "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

         "Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Tia's" shall mean Tia's Mexican Restaurants", an operating concept of Tia's, LLC, a Delaware limited liability company, a wholly owned subsidiary of Sponsor.

         "Unmatured Credit Event" shall mean any condition or event which, with notice or the passage of time or both, would constitute a Credit Event.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Section I.2       Accounting Terms and Determination.
                           ----------------------------------

                  Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

         Section I.3       Terms Generally.
                           ---------------

         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Servicer's principal office, unless otherwise indicated.

         Section I.4       Exhibits and Schedules.
                           ----------------------

         All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II

                                  LOAN FACILITY

         Section II.1 Establishment of Commitment; Terms of Loans and Letters of Credit.
                           ----------------------------------------------------

                  (a) Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty of the Sponsor set forth herein, the Servicer hereby establishes a Commitment to the Sponsor to establish Loan Commitments and make Advances to such Franchisees as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the Effective Date and ending on October 10, 2001 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8 hereof, the "Commitment Termination Date") in an aggregate committed amount at any one time outstanding not to exceed FIFTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($52,500,000.00) (the "Commitment").

                  (b) Authorization of Loan Commitments; Loan Terms; Letter of Credit Terms. Within the limits of the Commitment and in accordance with the procedures set forth in the Servicing Agreement, the Sponsor may authorize the Servicer to establish a Loan Commitment in favor of a Franchisee who meets the credit criteria established by the Sponsor. The amount of each Loan Commitment shall be determined by the Sponsor but shall not be less than $250,000 nor exceed $3,500,000 for any Franchisee. Pursuant to the Loan Commitment, the Servicer shall agree to make Advances to the Borrower thereunder in a minimum amount of $25,000 and in integral multiples of $1,000, such Advances not to exceed four (4) per month unless the Servicer shall otherwise agree, and except that any Loan Commitments outstanding on the date hereof that provide otherwise may remain in effect until such time as such Loan Commitments are renewed or refinanced. In addition, the Servicer shall agree to issue Letters of Credit on behalf of such Borrower in an aggregate amount at any one time outstanding not to exceed $250,000. Each Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Payment Date and on the Maturity Date of such Loan when all principal and interest shall be due and payable in full. Each Loan may be prepaid in full or in part on any Business Day, without premium or penalty. The Loan Term of each Loan shall not exceed twenty-four months. Each Letter of Credit shall be for a term of not more than one year (unless otherwise agreed by the Servicer) and shall mature on a date which is at least ten (10) days prior to the Maturity Date. If any drawing is made upon a Letter of Credit and not reimbursed by the applicable Borrower on the same Business Day, then the applicable Borrower shall be deemed to have requested an Advance to repay such amount and the Servicer shall make such Advance regardless of the minimum requirements set forth above and regardless of whether or not a Default or Event of Default exists under the applicable Loan Documents, which amounts shall be Advances for all purposes hereunder. Notwithstanding the foregoing, the terms of all Loans and Loan Commitments governed by Loan Documents executed and delivered by Borrowers prior to the Effective Date shall be subject in all respects to
Section 11.2.2.

                  (c) Obligation to Establish Loan Commitments. Servicer's obligation to establish each Loan Commitment under the Operative Documents is subject to the fulfillment of the following conditions as of the Closing Date of such Loan:

                           (i) this Agreement and each of the other Operative Documents shall be in full force and effect;

                           (ii) the representations and warranties of the Sponsor contained in Article V hereof shall be true and correct with the same effect as though such representations and warranties had been made on the Closing Date of such Loan;

                           (iii) the  Servicer  shall  have  received  a Funding
                  Approval  Notice  from  the  Sponsor   authorizing  such  Loan
                  Commitment;

                           (iv) all precedents and conditions to the Loan Commitment specified in the Servicing Agreement, together with such additional precedents and conditions as may, at Sponsor's election, be included in the applicable Funding Approval Notice, shall have been completed to the Servicer's reasonable satisfaction; and

                           (v) no Credit Event or Unmatured Credit Event shall have occurred and be continuing.


         Section II.2      Conveyance of Participant's Interest.
                           ------------------------------------

                  (a) The Servicer hereby sells, assigns, transfers and conveys to the Participants, without recourse or warranty, and each Participant hereby purchases from the Servicer, an undivided percentage ownership interest (which percentage shall be equal to each Participant's Pro Rata Share) in (i) the Commitment, (ii) the Loan Commitments, (iii) the Loans and Letter of Credit Obligations, (iv) the Collateral, (v) all rights against any guarantor of any Loan, including the Sponsor, and (vi) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the "Participant's Interest"). Notwithstanding the foregoing, each Participant's right to receive payments of interest, commitments fees, letter of credit fees or other fees with respect to the Commitment, the Loan Commitments, the Loans and the Letter of Credit Obligations shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of this Agreement.

                  (b) In  consideration  of the entry by each  Participant  into this Agreement and the obligation of each Participant hereunder, the Servicer shall issue to each Participant on the Closing Date, a Participation Certificate. Each Participation Certificate shall be in the amount of the relevant Participant's Participating Commitment, and the Funded Participant's Interest outstanding thereunder shall bear interest as hereinafter set forth and shall be payable as hereinafter set forth.

                  (c) In accordance with the terms and conditions hereof, and in consideration of the sale of the Participant's Interest to such Participant, each Participant severally agrees from time to time, during the period commencing on the Closing Date and ending on the Final Termination Date, to fund its Pro Rata Share of outstanding Loans (including Advances made by the Servicer in connection with unreimbursed drawing upon outstanding Letters of Credit) made by the Servicer in an aggregate amount at any one outstanding not to exceed such Participant's Participating Commitment (subject to each Participant's obligations pursuant to Section 2.3(d) hereof).

         Section II.3 Funding of Advances; Funding of Participant's Interest in Loans; Purchase of Participation in Letters of Credit.
        -------------------------------------------------------------------

                  (a) The Servicer shall fund Advances requested by the Borrowers pursuant to the terms of the Loan Documents in accordance with the terms of the applicable Loan Documents and the Servicing Agreement. On the date of any such funding, the Servicer shall elect whether or not to require the Participants to fund their respective Pro Rata Share of such Advance or Advances to be made on such date. In the event that the Servicer elects not to require the Participants to fund their Pro Rata Share of the Advances on such date, the Servicer shall make such Advance (each, a "Fronting Advance") to the Borrower for the account of the Servicer; provided that, the aggregate amount of Fronting Advances outstanding on any date shall not exceed the amount of SunTrust's Participating Commitment and further provided that the sum of (x) the aggregate Fronting Advances plus (y) the aggregated Funded Participant's Interest plus (z) the aggregate Letter of Credit Outstandings shall not exceed the amount of the Commitment. If (i) any Credit Event shall have occurred, (ii) after giving effect to any Advance, the aggregate Fronting Advances outstanding hereunder would exceed SunTrust's Participating Commitment, or (iii) the Servicer otherwise determines in its sole discretion to request a Participant Funding hereunder, then the Servicer shall notify the Participants pursuant to subsection (b) requesting a Participant Funding. The Servicer shall issue Letters of Credit requested by the Borrowers pursuant to the terms of the Loan Documents in accordance with the terms of the applicable Loan Documents and the Servicing Agreement. The Participants shall be notified in each Servicing Report of the aggregate amount of Letter of Credit Outstandings.

                  (b) Notification of Participant Funding. In the event that the Servicer desires that the Participants fund their respective Pro Rata Shares of Advances or Loans made or outstanding pursuant to the Loan Documents, the Servicer shall deliver written or telecopy notice to the Participants (or telephonic notice promptly confirmed in writing or by telecopy) (a "Participant Funding Request") by no later than 10:00 a.m. (Atlanta, Georgia time) on the date three Business Days prior to the requested date of the Participant Funding which shall specify (x) the date of the Participant Funding, which shall be a Business Day, and (y) each Participant's Pro Rata Share of the Loans outstanding to be funded in connection with such Participant Funding.

                  (c) Participant Obligation. Each Participant shall make its Participant Funding in the amount of its Pro Rata Share on the proposed date thereof by wire transfer of immediately available funds to the Servicer in Atlanta, Georgia by not later than 2:00 P.M. (Atlanta, Georgia time). Unless the Servicer shall have received notice from a Participant prior to the date of any Participant Funding that such Participant will not make available to the Servicer such Participant's Pro Rata Share of such Participant Funding, the Servicer may assume that the Participant has made such portion available to the Servicer on the date of such Participant Funding in accordance with this subsection (c) and the Servicer may, in reliance on such assumption, make available to the Borrowers a corresponding amount or credit the same to Fronting Advances. If and to the extent that such Participant shall not have made such portion available to the Servicer, such Participant and the Sponsor shall severally agree to repay the Servicer forthwith (on demand in the case of the Participant and within three (3) days of such demand in the case of the Sponsor), without duplication, such amount with interest at the Federal Funds Rate plus 2% per annum and, until such time as such Participant has repaid to the Servicer such amount, such Participant shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or the other Operative Documents, and (ii) shall not be entitled to receive any payments of interest, fees or repayment of the principal amount of such Advance which the Participant has failed to pay to the Servicer. If such Participant shall repay to the Servicer such amount, then such amount shall constitute part of such Participant's Funded Participant's Interest.

                  (d) Participant's Obligation Absolute and Unconditional. Each Participant's obligations to fund its Pro Rata Share of any requested Participant Funding shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Participant may have against the Servicer, the Sponsor, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence of any Credit Event or Unmatured Credit Event, (iii) the occurrence of any Loan Default, (iv) any adverse change in the condition (financial or otherwise) of the Sponsor or any other Credit Party or any Borrower, (v) the acceleration or maturity of any Loan or the Sponsor's obligations hereunder or the termination of the Commitment, Loan Commitment or the Participating Commitments after the making of any Fronting Advance, (vi) any breach of this Agreement by the Sponsor or any other Participant, or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (e) Fundings Following Default. Notwithstanding the foregoing provisions of this Section 2.3, no Participant shall be required to fund its Pro Rata Share of any requested Participant Funding for purposes of refunding a Fronting Advance pursuant to subsection (d) above if a Credit Event, Unmatured Credit Event or Loan Default with respect to the relevant Loan has occurred and is continuing and, prior to the making by the Servicer of such Fronting Advance, the Servicer had received written notice from Sponsor, the relevant Borrower or any Participant specifying that such Credit Event, Unmatured Credit Event or
Loan Default had occurred and was continuing (and identifying the same as a Credit Event, Unmatured Credit Event or Loan Default, as the case may be); provided that , in the case of an Unmatured Credit Event or Credit Event where the Participants are not pursuing remedies, the Participants will be obligated to fund their respective Pro Rata Shares of Fronting Advances as long as the aggregate amount of such Fronting Advances does not exceed $2,000,000. Each Participant expressly agrees, however, that it shall be obligated to fund its Pro Rata Share of requested Participant Funding with respect to Advances made by the Servicer with respect to unreimbursed drawings upon outstanding Letters of Credit whether or not a Credit Event, Unmatured Credit Event or Loan Default has occurred and is continuing and whether or not made as a Fronting Advance.

         Section II.4   Commitment Fees and Participant's Letter of Credit Fees.
                        -------------------------------------------------------

                  (a) Each Participant will receive from the Sponsor under the Operative Documents a commitment fee (the "Sponsor's Commitment Fee") with respect to the average daily amount of each Participant's Unused Sponsor Commitment, for the period commencing on the Effective Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, equal to 0.25% per annum, such Sponsor's Commitment Fee to be payable in arrears on each Payment Date which is the last day of a calendar quarter (a "Quarterly Date") commencing on December 31, 1998, calculated on the basis of a 360-day year and the actual number of days elapsed;


                  (b) Each Participant will also receive from the Borrowers under the Loan Documents a commitment fee (the "Borrowers' Commitment Fees", and collectively with the Sponsor's Commitment Fee, the "Commitment Fee") with respect to the average daily amount of each Participant's Unused Borrower Commitment, for the period commencing on the Effective Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, equal to 0.375% per annum, such Borrowers' Commitment Fees to be payable in arrears on each Payment Date which is the last day of a calendar quarter (a "Quarterly Date") commencing on December 31, 1998, calculated on the basis of a 360-day year and the actual number of days elapsed, subject in all respects to Section 11.2.2. To the extent that the commitment fee set forth in the Loan Documents to which a Borrower is a party on the date hereof is less than 0.375% per annum, then until such time as the Loan
Commitment to such Borrower is renewed or refinanced (at which time the commitment fee must be increased to 0.375% per annum), the Sponsor shall pay a portion of the Borrowers' Commitment Fee for Loans in an amount equal to (A) (i) 0.375% minus (ii) the commitment fee percentage set forth in such Loan Documents, multiplied by (B) the average daily amount of each Participant's Unused Borrower Commitment, which amount shall be payable in arrears on each Quarterly Date commencing on December 31, 1998 and continuing thereafter, calculated on the basis of a 360-day year and the actual number of days elapsed, which amount paid by the Sponsor under this Section 2.4(b) shall not constitute Guaranty Payments with respect to Loans in the Limited Guaranty Pool.


                  (c) Each Participant will receive from amounts paid by the Borrowers under the Loan Documents and the Sponsor under the Operative Documents, a letter of credit fee (the "Participant's Letter of Credit Fee") with respect to the average daily amount of each Participant's Pro Rata Share of the Letter of Credit Outstandings, for the period commencing on the Closing Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, equal to 1.75% per annum, such Participant's Letter of Credit Fee to be payable in arrears on each Quarterly Date commencing on December 31, 1998, calculated on the basis of a 360-day year and the actual number of days elapsed. To the extent that the letter of credit fee set forth in the Loan Documents to which a Borrower is a party is less than 1.75% per annum, the Sponsor shall pay a portion of the Participant's Letter of Credit Fee in an amount equal to (A) (i) 1.75% minus
(ii) the letter of credit fee percentage set forth in the Loan Documents to which the Borrower is a party, multiplied by (B) the average daily amount of each Participant's Pro Rata share of the Letter of Credit Outstandings, which amount shall be payable in arrears on each Quarterly Date commencing on December 31, 1998 and continuing thereafter, calculated on the basis of a 360-day year and the actual number of days elapsed, which amount paid by the Sponsor under this Section 2.4(c) shall not constitute Guaranty Payments with respect to Loans in the Limited Guaranty Pool.


                  (d) All Commitment Fees and Participant's Letter of Credit Fees shall be paid on the dates due, in immediately available funds, to the Participants by the Servicer from amounts received from the Borrowers and Sponsor.


                  (e) In the event that (i) the Commitment Fees received by the Servicer from the Borrowers and the Sponsor are not sufficient on any Quarterly Date to pay the Commitment Fees to the Participants required pursuant hereto, or
(ii) the Letter of Credit Fees received by the Servicer from the Borrowers and the Sponsor are not sufficient on any Quarterly Date to pay the Participant's Letter of Credit Fees required pursuant hereto, the Sponsor shall, upon demand of the Servicer, immediately fund such difference to the Servicer (with such payment allocated to specific Loan Payment Defaults as agreed by Sponsor and Servicer) and the Sponsor shall promptly be reimbursed by the Servicer upon receipt of such amount from the Borrower.

         Section II.5      Interest on Funded Participant's Interest.
                           -----------------------------------------

                  (a) Subject to the provisions of Section 2.6, each Participant's Funded Participant's Interest shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Payment Period in which such Funded Participant's Interest is outstanding (with the Payment Period being automatically reset on each Payment Date for the next Payment Period regardless of the date of any Participant Funding hereunder) plus an additional one hundred seventy-five basis points (1.75%) per annum.

                  (b)  Interest  on  each  Participant's   Funded  Participant's
Interest shall be payable by the Servicer to the Participants on each Payment Date from interest payments received on the Loans on such Payment Date.

                  (c) In the event that the interest received by the Servicer on any Payment Date is not sufficient to pay the interest to the Participants required pursuant hereto, the Sponsor shall, upon demand of the Servicer, immediately fund such difference to the Servicer (with such payment allocated to specific Loan Payment Defaults as agreed by Sponsor and Servicer) and if such shortfall results from Loan Payment Defaults rather than interest rate variances, either, at the election of the Sponsor, (x) the Sponsor shall be reimbursed by the Servicer upon receipt of such amount from the Borrower, (y) the Loan Indebtedness shall be deemed to be reduced by such amount upon a repayment or purchase of such Defaulted Loan by Sponsor in accordance with the terms of this Agreement, or (z) such amount shall be deemed to have satisfied Sponsor's obligation to cure such Loan Payment Default hereunder.


         Section II.6      Default Interest.
                           ----------------

         If any amount payable to the Servicer or the Participants by the Sponsor under the Operative Documents is not paid on the date due hereunder, such amount shall bear interest (to the extent permitted by law) for each day from such date up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus 2% per annum.

         Section II.7      Voluntary Reduction of the Unutilized Commitment.
                           ------------------------------------------------


         Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Servicer, Sponsor shall have the right, without premium or penalty, to terminate the Commitment, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Participating Commitments of each of the Participants,
(ii) any partial termination pursuant to this Section 2.7 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (iii) the

         Commitment may not be reduced to an amount which is less than the aggregate sum of all outstanding Loan Commitments.

         Section II.8      Extension of Commitment.
                           -----------------------

                  (a) The Sponsor may, by written notice to the Servicer (which shall promptly deliver a copy to each of the Participants), given not more than sixty (60) days prior to any anniversary of the date of this Agreement while the Commitment is effect, request that the Participants extend the then scheduled Commitment Termination Date (the "Existing Date") for an additional 364-day period. Each Participant shall, by notice to the Sponsor and the Servicer given within fifteen (15) Business Days after receipt of such request, advise the Sponsor and the Servicer whether or not such Participant consents to the extension request (and any Participant which does not respond during such 15-day period shall be deemed to have advised the Sponsor and the Servicer that it will not agree to such extension).

                  (b) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to subsection (a) above, all of the Participants shall have agreed to extend their respective Participating Commitments, the Commitment Termination Date shall be deemed to have been extended, effective as of the Existing Date, to the date which is 364 days thereafter.
                  (c) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to subsection (a) above, all of the Participants shall not have agreed to extend their respective Participating Commitments, the Sponsor shall notify the consenting Participants ("Consenting Participants") of the amount of the Participating Commitments of the non-extending Participants ("Non-Consenting Participants") and such Consenting Participants shall, by notice to the Sponsor and the Servicer given within ten
(10) Business Days after receipt of such notice, advise the Servicer and Sponsor whether or not such Participant wishes to purchase all or a portion of the Participating Commitments of the Non-Consenting Participants (and any Participant which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Participant agrees to purchase all or a portion of such Participating
Commitments, the Sponsor and the Servicer shall allocate such Participating Commitments among such Consenting Participants so as to preserve, to the extent possible, the relative pro rata shares of the Consenting Participants of the Participating Commitments prior to such extension request. If Consenting Participants do not elect to assume all of the Participating Commitments of the Non-Consenting Participants, the Sponsor shall have the right to arrange for one or more banks (any such bank being called a "New Participant"), to purchase the Participating Commitment of any Non-Consenting Participant. Each Non-Consenting Participant shall assign its Commitment and the Loans outstanding hereunder to the Consenting Participant or New Participant purchasing such Participating Commitment in accordance with Section 13.6, in return for payment in full of all principal, interest and other amounts owing to such Non-Consenting Participant hereunder, on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Participant shall be subject to the approval of the Servicer (which approval shall not be unreasonably withheld). If (and only if) Participants (including New Participants) holding Participating Commitments representing at least an amount equal to the greater of (x) the sum of all outstanding Loan Commitments and (y) 66 2/3 % of the aggregate Participating Commitments on the date of such extension request shall have agreed to such extension by the Existing Date (the "Continuing Participants"), then (i) the Commitment Termination Date shall be extended for an additional 364-day period and (ii) the Participating Commitment of any Non-Consenting Participant which has not been assigned to a Consenting Participant or a New Participant shall terminate (with the result that the amount of the Commitment shall be decreased by the amount of such Participating Commitment), and all amounts owing to such Non-Consenting Participant shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Non-Consenting Participant hereunder, on the Existing Date applicable to such Participant without giving effect to any extension of the Commitment Termination Date.

         Section II.9      Reserve Requirements; Change in Circumstances

                  (a) Notwithstanding any other provision herein, if, by reason of (i) after the Effective Date, the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law), any reserve (including any imposed by the Federal Reserve Board), special deposit or similar requirement (including a reserve, special deposit or similar requirement that takes the form of a tax) against assets of, deposits with or for the account of, or credit extended by, any Participant's office through which it funds its obligations hereunder shall be imposed or deemed applicable or any other condition affecting its obligation to make or maintain its Funded Participant's Interest at a rate based upon the Adjusted LIBO Rate shall be imposed on any Participant or its office through which it funds its obligations hereunder or the interbank Eurodollar market; and as a result thereof there shall be any increase in the cost to such Participant of agreeing to make or making, funding or maintaining funds its obligations hereunder (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by that Participant or its office through which it funds its obligations hereunder, then the Sponsor shall from time to time, upon written notice from and demand by the Participant (with a copy of such notice and demand to the Servicer), pay to the Servicer for the account of that Participant within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify that Participant against such increased cost. A certificate as to the amount of such increased cost submitted to the Sponsor and the Servicer by that Participant, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) If while the Commitment or any Loan Commitments are outstanding, any Participant (including any the Servicer) determines that the adoption of any law, rule or regulation regarding capital adequacy or capital maintenance, or any change in any of the foregoing or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant (or any lending office of such Participant) or any Participant's holding company with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Participant's capital or on the capital of such Participant's holding company, if any, as a consequence of this Agreement, the Loan Documents or the purchases made by such Participant pursuant hereto to a level below that which such Participant or such Participant's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Participant's policies and the policies of such Participant's holding company with respect to capital adequacy) by an amount reasonably deemed by such Participant to be material, then from time to time, within 15 days after written demand by such Participant, the Sponsor pay to such Participant such additional amount or amounts as will compensate such Participant or such Participant's holding company for such reduction. A certificate as to the amount of any such additional amount or amounts, submitted to the Sponsor and the Servicer by such Participant, shall, except for manifest error, be final, conclusive and binding for all purposes.

         Section II.10     Wind-Down Event.
                           ---------------

         In the event that (i) the Commitment is not extended for any reason and the Commitment Termination Date occurs, (ii) the Sponsor has made Guaranty Payments of $5,000,000 or more in the aggregate since the Effective Date, or
(iii) three or more Loans become Defaulted Loans since the Effective Date (provided, that for purposes of this clause (iii), (A) any Defaulted Loan that remains in the Limited Guaranty Pool because a new Franchisee Partner has acquired an interest in the Defaulted Borrower shall be treated as a separate Loan for purposes of the three Defaulted Loan test above and (B) any Defaulted Loans that are moved to the Fully Guaranteed Pool shall not be treated as a Defaulted Loan for purposes of the three Defaulted Loan test above unless and until such Loan is returned to the Limited Guaranty Pool and another Loan Default occurs) (each, a "Wind Down Event"), then the Sponsor shall not have the right to request that any further Loan Commitments be established or that any Loan Commitments be extended or renewed. The occurrence of a Wind Down Event shall not affect the obligation of (x) the Servicer to make Advances pursuant to existing Loan Commitments, (y) the Participants to fund their Participant's Interest as provided herein, or (z) the Credit Parties under the Operative Documents.

         Section II.11     Pro Rata Treatment.
                           ------------------

         Subject to the application of payments pursuant to Article III and except as specifically provided therein, each payment of principal of any Funded Participant's Interest, each payment of interest with respect to the Funded
Participant's Interest, each payment of the Commitment Fees and Participant's Letter of Credit Fees and each reduction of the Commitment shall be allocated pro rata among the Participants in accordance with their respective applicable Pro Rata Share. Each Participant agrees that in computing such Participant's portion of any Funded Participant's Interest to be made hereunder, the Servicer may, in its discretion, round each Participant's percentage of such Participant Funding Request to the next higher or lower whole dollar amount.

         Section II.12     Payments.
                           --------

                  (a) The Sponsor shall make each payment required to be made by Sponsor hereunder and under any other Operative Document to any Participant or the Servicer not later than 1:00 p.m. (Atlanta, Georgia time), on the date when due in dollars to the Servicer at its offices in Atlanta, Georgia in immediately available funds.

                  (b) Whenever any payment hereunder or under any other Operative Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Commitment Fees, if applicable.

         Section II.13     Sharing of Setoffs.
                           ------------------

         Each Participant agrees that if it shall, in accordance with applicable law, through the exercise of a right of banker's lien, setoff or counterclaim against the Sponsor or any Borrower, or pursuant to a secured claim under
Section 506 or Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by the Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Funded Participant's Interest under this Agreement as a result of which the unpaid principal portion of its Funded Participant's Interest shall be proportionately less than the unpaid principal portion of the Funded
Participant's Interest of any other Participant, it shall be deemed simultaneously to have purchases from such other Participant at face value, and shall promptly pay to such other Participant the purchase price for, a participation in the Funded Participant's Interest of such other Participant, so that the aggregate unpaid principal amount of the Funded Participant's Interest and participations in Funded Participant's Interests held by each Participant shall be in the same proportion to the aggregate unpaid principal amount of all Funded Participant's Interests then outstanding as the principal amount of its Purchases prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Funded Participant's Interests outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Sponsor expressly consents to the foregoing arrangements and agrees, to the extent permitted by applicable law, that any Participant holding a Funded Participant's Interest or a participation in a Funded Participant's Interest deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Sponsor to such Participant by reason thereof.

                                   ARTICLE III

           SERVICER'S SERVICING OBLIGATIONS; DISTRIBUTION OF PAYMENTS

         Section III.1     Servicer's Obligations with Respect to Loans;
                            Collateral; Non-Recourse

                  (a) The Servicer shall, for itself and the benefit of all of the Participants and the Sponsor, (i) document, close, manage, administer and collect the Loans and issue and administer the Letters of Credit in accordance with the terms of this Agreement and the Servicing Agreement and exercise all discretionary powers involved in such management, administration and collection and (ii) shall distribute the funds received with respect to the Loans and Letter of Credit Obligations and from the Sponsor in accordance with the terms of this Agreement. The Servicer agrees that it will exercise the same care in administering the Loans as it exercises with respect to loans of similar size and type in which no participations are allocated, and each of the Participants agrees that the Servicer shall have no further responsibility to the Participants.

                  (b) The forms of the Loan Agreement and Promissory Note used by the Servicer as documentation for each Loan shall be substantially in the forms attached hereto. The Sponsor shall have the right to direct the Servicer to make modifications to such forms and amendments thereto from time to time but the Sponsor may not direct the Servicer to revise or amend such forms so as to be inconsistent with the terms of Section 2.1 hereof.

                  (c)   Notwithstanding   anything  in  this  Agreement  to  the
contrary, each of the Participants acknowledges and agrees that the Servicer shall have no obligation to the Participants with respect to (i) the creation, perfection, priority or continuation of any Lien on any Collateral obtained by the Servicer with respect to the Loans at the request of the Sponsor, or (ii) the obtaining or retention of any guaranties required by the Sponsor (other than to distribute any proceeds therefrom in accordance with the terms of this
Article III). The Participants acknowledge and agree that the Sponsor has the right to release or modify the terms of any Collateral or any Personal Guaranty.

                  (d) Each of the Participants acknowledges and agrees that all payments made to the Participants pursuant to this Agreement by the Servicer shall be made solely from amounts received from the Sponsor, the Borrowers and other obligors or Collateral under the applicable Loan Documents and the Servicer shall have no personal liability for any amounts payable to the Participants hereunder.

         Section III.2     Application of Payments.
                           -----------------------

                  (a) The Servicer and the Sponsor shall instruct each Borrower to make payments with respect to Loans, Letter of Credit Obligations and the Loan Commitments directly to the Servicer, either by mail, wire transfer or debit pursuant to an ACH Authorization (as such term is defined in the Servicing Agreement).

                  (b) On each Payment Date which is the last day of a calendar quarter, all payments of commitments fees received by the Servicer from the Borrowers and the Sponsor and not previously distributed, shall be applied to pay the Commitment Fees, with any excess amount applied in accordance with the terms of the Servicing Agreement.

                  (c) On each Payment Date, all payments of interest received by the Servicer from the Borrowers and the Sponsor pursuant to its Guaranty contained herein with respect to the Loans and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid interest on the Funded Participant's Interest pursuant to this Agreement, then to pay all accrued but unpaid Servicing Fees and then to pay the Sponsor's Fee, in accordance with the terms of the Servicing Agreement.

                  (d) On each Payment Date, all payments of Letter of Credit Fees received by the Servicer from the Borrowers and the Sponsor pursuant to its Guaranty contained herein with respect to the Letter of Credit Obligations and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid Participant's Letter of Credit Fees on the Funded Participant's Letter of Credit Interest pursuant to this Agreement, then to pay all accrued but unpaid Servicer's Letter of Credit Fees and then to pay the Sponsor's Letter of Credit Fee, in accordance with the terms of the Servicing Agreement.

                  (e) On any Business Day on which the Servicer shall receive any payment in respect of the principal amount of any Loan, whether from a Borrower, the Sponsor pursuant to its Guaranty contained herein, or any other obligor with respect thereto, the Servicer may elect, in its sole discretion to
(i) apply such principal payment to fund any requested Advances, (ii) apply such amount to repay any outstanding Fronting Advances, or (iii) to either (x) distribute such amount to the Participants to reduce each Participant's Funded Participant's Interest or (y) apply such amount to SunTrust's Funded
Participant's   Interest   only   (with  the   understanding   that  the  Funded
Participant's Interest of each Participant shall not be deemed to have been repaid until such amount is actually received by such Participant); provided that, in the event that the Servicer elects to apply any repayment to reduce SunTrust's Funded Participant's Interest without a corresponding reduction of the other Participant's Funded Participant's Interest, SunTrust shall be obligated to make a payment to each Participant equal to such Participant's Pro Rata Share of such payment upon the earlier of (i) the next Payment Date and
(ii) the occurrence of a Credit Event hereunder.

                  (f) If during any period when no Credit Event has occurred and is continuing, amounts received by Servicer are not capable of being allocated to any specific Loan or Letter of Credit Obligations or, in the case of amounts allocable to a specific Loan or Letter of Credit Obligations, are not sufficient to repay all obligations then due and owing with respect thereto, such amounts shall be applied by the Servicer as follows: (i) first, to the payment of Commitment Fees and Participant's Letter of Credit Fees owing to the Participants hereunder, (ii) second, to the payment of accrued interest on the Funded Participant's Interest hereunder, (iii) third, to the payment of the Servicing Fees and Servicer's Letter of Credit Fees owing under the Servicing Agreement, (iv) fourth, to the repayment of the Funded Participant's Interests outstanding hereunder, (v) fifth, to the payment of all other amounts owing to the Servicer or any Participant hereunder, and (vi) sixth, if all obligations of the Sponsor pursuant to the Operative Documents have been satisfied in full, to the Sponsor.

                  (g) During any period when a Credit Event has occurred and is continuing, any amounts received by Servicer with respect to the Loans or the Letter of Credit Obligations shall be applied, after deduction of any expenses incurred in the collection of any such amounts, as follows (i) first, to the payment of any accrued and unpaid Servicing Fees and Servicer's Letter of Credit Fees, (ii) second, to each Participant in accordance with Pro Rata Share, and
(iii) thereafter, to such Persons as may be legally entitled thereto.

                  (h) If not sooner repaid, all amounts due and payable to the Servicer and the Participants shall be due and payable in full on the Final Termination Date, and if any Letter of Credit Obligations are outstanding on such date, the Sponsor shall be required to post cash collateral for such Letter of Credit Obligations in an amount equal to 105% thereof.

         Section III.3     Servicing Report.
                           ----------------

         On each Payment Date, the Servicer shall telecopy to the Sponsor and each Participant a servicing report in the form of Exhibit F attached hereto (the "Servicing Report") setting forth the following information with respect the Loans:

                  (a) the aggregate principal balance of the Loans as of the close of business on the last Business Day of the preceding Payment Period;

                  (b) the aggregate amount of Loans repurchased by the Sponsor or amounts collected with respect to the
Collateral for the Loans;

                  (c) the aggregate amount of Letter of Credit Outstandings as of the close of business on the last Business Day of the preceding Payment Period;

                  (d) the aggregate Loan Commitments as of the close of business on the last Business Day of the preceding
Payment Period; and

                  (e) each Loan which is fifteen days or more past due (including the past due amount and the number of days past due).
                                   ARTICLE IV

                   LOAN DEFAULT; RIGHT TO MAKE GUARANTY DEMAND


         Section IV.1      Default Notice Of Loan .
                           -----------------------

         The Servicer shall notify the Sponsor and the relevant Borrower of a Loan Payment Default within fifteen (15) days following the occurrence thereof and of any other Loan Default in accordance with the terms of the Servicing Agreement.

         Section IV.2      Waiver or Cure By The Sponsor; Fully Guaranteed Pool.
                           ----------------------------------------------------


         Unless a Credit Event or Unmatured Credit Event has occurred and is continuing, within the Response Period, the Sponsor shall be entitled (but not obligated) to, in the case of a Loan Payment Default, cure such Loan Payment Default and shall be entitled to waive any other Loan Default except as set forth in Section 4.4. During a Response Period, the Servicer shall refrain from taking any legal action against the Defaulted Borrower under the Defaulted Loan which is the subject of such Response Period, and from accelerating payment of the Loan Indebtedness under such Defaulted Loan but the Servicer shall cease funding any further Advances pursuant to the Loan Commitment or issuing any Letters of Credit. If the Sponsor cures a Loan Payment Default prior to the expiration of a Response Period and waives any other Loan Default (subject to Section 4.4) prior to the expiration of a Response Period, then as to each Loan Payment Default or other Loan Default so waived or so cured, the Defaulted Borrower's and the Servicer's respective rights and obligations under the Loan Documents shall be restored to the same status as if such waived or cured Loan Default never occurred except that, with respect to any Loan Payment Default cured by the Sponsor hereunder, such Loan shall be deemed to have been moved from the Limited Guaranty Pool into the Fully Guaranteed Pool and shall thereafter be guaranteed fully and completely by the Sponsor as provided herein.

         Section IV.3      Standstill Period; Defaulted Loan Guaranty Demand.
                           -------------------------------------------------

                  (a) In the event that following the end of a Response Period, a Loan Payment Default is not cured or in the event that any other Loan Default is not then waived, then unless a Credit Event has occurred and is continuing, the Servicer will continue to refrain from exercising remedies against such Borrower during the Standstill Period provided that the Sponsor immediately pays all past due interest and fees owing to the Servicer pursuant to the applicable Loan Documents, if any, on such Defaulted Loans. After the Standstill Period ends, the Servicer shall have the right at any time thereafter, to demand payment of the entire Loan Indebtedness with respect to such Loan from the Sponsor pursuant to Article VIII hereof (unless the events set forth in Section 8.2(b)(ii) or (iii) have occurred), which amount, subject to the limitations set forth therein, shall be due and payable on the date which is five (5) days following demand. The Sponsor hereby acknowledges and agrees that the requirement for payment in full of the Loan Indebtedness shall include the posting of cash collateral with the Servicer in an amount equal to 105% of the outstanding Letter of Credit Obligations of such Borrower, unless the outstanding Letters of Credit are canceled and returned to the Servicer. The provisions of this Section 4.3(a) are subject in all respects to Section 8.1 below.

                  (b) In the event that the Sponsor is not obligated to repay the Loan Indebtedness with respect to a Defaulted Loan pursuant to Article VIII hereof or in the event that a Credit Event has occurred and is continuing and Sponsor has not purchased all outstanding Loans hereunder, the Sponsor agrees that the Servicer shall be released from its obligations to the Sponsor hereunder with respect to administering and enforcing all Loans and may administer and enforce such Loans and Letter of Credit Obligations as it deems appropriate, without regard to any limitations or restrictions set forth herein (but subject to Article III hereof in all events) or in any other Operative Document.

         Section IV.4      No Waiver or Cure Available.
                           ---------------------------

         Notwithstanding anything contained in this Article to the contrary, but subject to the limitations set forth in Section 8.1 below, the Sponsor shall, within seven (7) days of its receipt of a written demand from the Servicer instructing it to do so, make payment of the Loan Indebtedness of any Loan and assume the Loan Commitment of a Defaulted Borrower whose Loan Default either arises from the bankruptcy or insolvency of the Borrower or the termination of the Franchise Documents with such Borrower. The Sponsor hereby acknowledges and agrees that, subject to the limitations set forth in Section 8.1 below, the requirement for payment in full of the Loan Indebtedness shall include the posting of cash collateral with the Servicer in an amount equal to 105% of the outstanding Letter of Credit Obligations of such Borrower.


         Section IV.5 Fixed Charge Coverage Ratio for Loan Documents executed under the Prior Loan Agreement.
                           -----------------------------------------------------


                  (a) The parties hereto acknowledge that certain of the Loan Documents executed under the Prior Loan Facility Agreement do not contain a fixed charge coverage ratio in the form required under the Loan Agreement attached hereto as Exhibit D. Notwithstanding the fact that no Loan Default can arise under such Loan Documents as a result of the applicable Borrower failing to meet such fixed charge coverage ratio, a Loan Default shall be deemed to have occurred for purposes of this Agreement if the Franchisee Fixed Charge Coverage Ratio for any Borrower that executed Loan Documents under the Prior Loan Facility Agreement is less than 1.2 to 1.0, as of the last day of any fiscal quarter based upon the preceding twelve-month period, commencing on the last day of the first fiscal quarter of such Borrower in which such Borrower or its Subsidiaries own at least one Qualified Store.

                  (b) During the sixty-day period immediately following the date that the Sponsor delivers the Borrower Compliance Certificate to the Servicer setting forth any Deemed Loan Default, the Sponsor shall have the right, by written notice to the Servicer, to move the Loan with respect to which the Deemed Loan Default has occurred from the Limited Guaranty Pool and into the Fully Guaranteed Pool. If such Loan has not been moved into the Fully Guaranteed Pool at the end of such sixty-day period, then the Sponsor must purchase such Loan and assume the related Loan Commitment for a purchase price equal to the outstanding Loan Indebtedness, including the posting of cash collateral with the Servicer in an amount equal to 105% of the outstanding Letter of Credit Obligations of such Borrower (unless the outstanding Letters of Credit are canceled and returned to the Servicer), on the date which is 120 days after the date that the Sponsor delivers the Borrower Compliance Certificate to the Servicer setting forth any Deemed Loan Default, unless prior to the expiration of such 120-day period, the events set forth in Section 8.2(c)(i) or (ii) have occurred with respect to such Loan. Any amounts paid by the Sponsor to repurchase such Loans from the Limited Guaranty Pool shall be deemed Guaranty Payments and shall be subject to the limitations set forth in Section 8.1.

         Section IV.6 Movement of Loans into and out of Fully Guaranteed Pool.

                  (a) If no Loan Payment Default or Loan Default have occurred for four consecutive fiscal quarters with respect to any Loan in the Fully Guaranteed Pool, the Sponsor shall have the right, by written notice to the Servicer, to move such Loan out of the Fully Guaranteed Pool and into the Limited Guaranty Pool.

                  (b) If a Loan that otherwise must be repurchased by the Sponsor pursuant to Section 8.2(b) or 8.2(c) instead remains in the Limited Guaranty Pool as a result of the events described in 8.2(b)(ii) or 8.2(c)(ii), the Sponsor shall have the right to place such Loan in the Fully Guaranteed Pool within thirty (30) days of such new Franchise Partner acquiring an interest in the applicable Borrower, by delivering written notice thereof to the Servicer. The Sponsor shall also have the right to move any Loan placed in the Fully Guaranteed Pool pursuant to this Section 4.6(b) from the Fully Guaranteed Pool and into the Limited Guaranty Pool at any time by delivering written notice thereof to the Servicer.

         Section IV.7 Extension of Maturity Date of Defaulted Loans during the Response Period and the Standstill Period
                           -----------------------------------------------------

         The Servicer, Participants and the Sponsor agree that (x) during any Response Period, the maturity date of any Loans that have matured prior to, or mature during, such Response Period shall automatically be extended to the last day of such Response Period and (y) during any Standstill Period, the maturity date of any Loans that have matured prior to, or mature during, such Standstill Period shall automatically be extended to the last day of such Standstill Period.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

The Sponsor (as to itself and each of the Consolidated Companies) hereby represents and warrants to the Servicer and each of the Participants that:

         Section V.1       Existence; Power

         The Sponsor and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or a limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

         Section V.2       Organizational Power; Authorization.
                           -----------------------------------

         The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party are within such Credit Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder action. This Agreement has been duly executed and delivered by the Sponsor, and constitutes, and each other Loan Document to which any Credit Party is a party, when executed and delivered by such Credit Party, will constitute, valid and binding obligations of the Sponsor or such Credit Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section V.3       Governmental Approvals; No Conflicts.
                           ------------------------------------


         The execution, delivery and performance by the Sponsor of this Agreement, and by each Credit Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any applicable law, rule or regulation or the charter, bylaws or other organizational documents of the Sponsor or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Sponsor or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Sponsor or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Sponsor or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         Section V.4       Financial Statements.
                           --------------------

         The Sponsor has furnished to each Lender the audited consolidated balance sheet of the Sponsor and its Subsidiaries as of June 4, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended prepared by KPMG L.L.P. Such financial statements fairly present the consolidated financial condition of the Sponsor and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. Since June 4, 2000, there have been no changes with respect to the Sponsor and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

         Section V.5       Litigation and Environmental Matters.
                           ------------------------------------

                  (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Sponsor, threatened against or affecting the Sponsor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

                  (b) Neither the Sponsor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except for any failure or Environmental Liability that would not have a Material Adverse Effect.

         Section V.6       Compliance with Laws and Agreements.
                           -----------------------------------

         The Sponsor and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations, judgments, orders and rulings of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except in either case where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section V.7       Investment Company Act, Etc

         Neither the Sponsor nor any of its Subsidiaries is (a) an "investment company", or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

         Section V.8       Taxes.
                           -----

         The Sponsor and its Subsidiaries and each other Person for whose taxes the Sponsor or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Sponsor or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. As of the Closing Date, the charges, accruals and reserves on the books of the Sponsor and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

         Section V.9       Margin Regulations.
                           ------------------

         None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

         Section V.10      ERISA.
                           -----


         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

         Section V.11      Ownership of Property.
                           ---------------------

                  (a) As of the Closing Date, each of the Sponsor and its Subsidiaries has good title to, or valid leasehold or other appropriate legal interests in, all of its real and personal property material to the operation of its business, free and clear of any Encumbrances except Permitted Encumbrances.

                  (b) The Sponsor and each of its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights, franchises, licenses, and other intellectual property material to its business, and the use thereof by the Sponsor and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         Section V.12      Disclosure.
                           ----------

         The Sponsor has disclosed to the Servicer all agreements, instruments, and corporate or other restrictions to which the Sponsor or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Sponsor is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Sponsor to the Servicer or any Participant or anyone on their behalf in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

         Section V.13      Labor Relations

         There are no strikes, lockouts or other material labor disputes, or grievances against the Sponsor or any of its Subsidiaries, or, to the Sponsor's knowledge, threatened against or affecting the Sponsor or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Sponsor or any of its Subsidiaries, or to the Sponsor's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Sponsor or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Sponsor or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section V.14      Subsidiaries.
                           ------------

         As of the Closing Date, Schedule 5.14 sets forth the name of, the ownership interest of the Sponsor in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Material Subsidiary that is a Subsidiary Loan Party.

         Section V.15 Representations and Warranties with Respect to Specific Loans.
                           ----------------------------------------------------

         The  Sponsor   represents   and  warrants  to  the  Servicer  and  each
Participant with respect to each Loan Commitment established and each Advance made pursuant to the Operative Documents that:

                  (a) The Promissory Note, Loan Agreement and each other Loan Document executed in connection with such Loan Commitment each constitutes a valid and binding agreement of each Borrower or guarantor party thereto and is enforceable against each such party in accordance with its terms.

                  (b) The Promissory Note and accompanying Loan Documents executed in connection with such Loan and delivered to the Servicer are the only contracts evidencing the transaction described therein and constitute the entire agreement of the parties thereto with respect to such transaction and Sponsor has not made any other promises, agreements or representations and warranties with respect to the transactions evidenced by such Promissory Note.

                  (c) The Promissory Note and each accompanying Loan Document executed in connection with such Loan is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

                  (d) All disclosures required to be made under applicable federal and state law in connection with such Loan have been properly and completely made with respect to each Promissory Note, the other Loan Documents and the Loan and each such Promissory Note, other Loan Documents and Loan is in full compliance with all applicable federal and state laws, including without limitation, applicable state and federal usury laws and regulations.

                  (e) The proceeds of each Promissory Note will be solely for the purpose of financing the acquisition and expansion of restaurants franchised by the Sponsor and operated by the relevant Borrower and not for any non-business purposes.

                                   ARTICLE VI

                                    COVENANTS

The Sponsor covenants and agrees that so long as the Commitment remains outstanding or any Loans or Letters of Credit remain outstanding or the Sponsor has any obligations under the Operative Documents:

                              Affirmative Covenants

         Section VI.1      Financial Statements and Other Information.
                           ------------------------------------------

         The Sponsor will deliver to the Servicer and each Participant:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Sponsor, a copy of the annual audited report for such fiscal year for the Sponsor and its Subsidiaries, containing consolidated balance sheets of the Sponsor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Sponsor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by KPMG L.L.P or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Sponsor and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Sponsor, an unaudited consolidated balance sheet of the Sponsor and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Sponsor and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Sponsor's previous fiscal year, all certified by the chief financial officer or treasurer of the Sponsor as presenting fairly in all material respects the financial condition and results of operations of the Sponsor and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or treasurer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Sponsor has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI,
(iii) setting forth whether the Borrower is in compliance with Section 6.11, and
(iv) stating whether any change in GAAP or the application thereof has occurred since the date of the Sponsor's audited financial statements referred to in
Section 6.1 or which have been previously delivered hereunder and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Sponsor to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Sponsor or any Subsidiary as the Servicer or any Participant may reasonably request.

         Section VI.2      Notices of Material Events.
                           --------------------------

         The Sponsor will furnish to the Servicer and each Participant prompt written notice of the following:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Sponsor, affecting the Sponsor or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any event or any other development by which the Sponsor or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Sponsor and its Subsidiaries in an aggregate amount exceeding $2,500,000; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse
Effect.

         Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section VI.3      Existence; Conduct of Business.
                           ------------------------------

         The Sponsor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, however, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.16.

         Section VI.4      Compliance with Laws, Etc.

         The Sponsor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA, and OSHA except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section VI.5      Payment of Obligations.

         The Sponsor will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (i) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Sponsor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment thereof, when aggregated with all other such unpaid obligations and liabilities, could not reasonably be expected to result in a Material Adverse Effect or (iii) the failure to make payment thereof could not result in a statutory Lien.

         Section VI.6      Books and Records.
                           -----------------

         The Sponsor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Sponsor in conformity with GAAP.

         Section VI.7      Visitation, Inspection, Etc.

         The Sponsor will, and will cause each of its Subsidiaries to, permit any representative of the Servicer or any Participant, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Servicer or any Participant may reasonably request after reasonable prior notice to the Sponsor; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required.

         Section VI.8      Maintenance of Properties; Insurance.
                           ------------------------------------

         The Sponsor will, and will cause each of its Subsidiaries to, (a) keep and maintain good and marketable title to all property subject to no Liens except Permitted Encumbrances and keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

         Section VI.9      Additional Subsidiaries.
                           -----------------------

         If any additional Material Subsidiary is acquired or formed after the Closing Date, the Sponsor will, within thirty (30) days after such Material Subsidiary is acquired or formed, notify the Servicer and the Participants thereof and will cause such Material Subsidiary to become a Loan Party by executing agreements in the form of Exhibit B and Exhibit C in form and substance satisfactory to the Servicer and the Required Participants and will cause such Material Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Subsidiary required under Section 11.1 as reasonably requested by the Servicer.

         Section VI.10 Additional Guaranties. If at the end of any fiscal quarter of the Sponsor:



                  (a) the total assets of Subsidiaries that are not Guarantors constitute more than ten percent (10%) of the total assets of the Consolidated Companies, or


                  (b) the Consolidated Net Income of Subsidiaries that are not Guarnators constitute more than ten percent (10%) of the Consolidated Net Income of the Consolidated Companies,


then the Sponsor shall (i) notify the Servicer thereof in the certificate delivered pursuant to Section 6.1(c) for such fiscal quarter and (ii) within 15 days thereafter, cause the appropriate number of Subsidiaries to become Guarantors (by execution of a joinder agreement to the Subsidiary Guaranty in form and substance satisfactory to the Servicer) such that the statements set forth in clauses (a) and (b) above are not true.

                               Financial Covenants

         Section VI.11     Minimum Fixed Charge Coverage Ratio.
                           -----------------------------------

         The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, through and including the Fiscal Quarter ending June 3, 2001 a Fixed Charge Coverage Ratio of not less than 2.00:1.00, and for each Fiscal Quarter thereafter, a Fixed Charge Coverage Ratio of not less than 2.50:1.00.

         Section VI.12     Maximum Adjusted Total Debt to EBITDAR Ratio.
                           --------------------------------------------

         The Consolidated Companies will maintain, as of the end of each Fiscal Quarter, an Adjusted Total Debt to EBITDAR Ratio of not greater than 3.00:1.00.

         Section VI.13 Maximum Adjusted Total Debt to Adjusted Total Capital Ratio.
                           -----------------------------------------------------

         The Consolidated Companies will maintain, as of the end of each Fiscal Quarter, an Adjusted Total Debt to Adjusted Total Capital Ratio of not greater than 0.60:1.00.

                               Negative Covenants

         Section VI.14     Indebtedness.
                           ------------

         The Sponsor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)      Indebtedness created pursuant to the Loan Documents;

                  (b) Indebtedness  existing on the date hereof and set forth on
Schedule 6.14 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

                  (c) Indebtedness of the Sponsor or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets of secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, further, that the aggregate principal amount of such Indebtedness does not exceed $5,000,000;

                  (d) Indebtedness of the Sponsor owing to any Subsidiary and of any Subsidiary owing to the Sponsor or any other Subsidiary; provided, however, that any such Indebtedness that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 6.17;

                  (e)  Guaranties  by  the  Sponsor  of   Indebtedness   of  any
Subsidiary and by any Subsidiary of Indebtedness of the Sponsor or any other Subsidiary; provided, however, that Guaranties by any Credit Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 6.17;

                  (f) Subordinated Debt of the Sponsor (but not Subsidiaries of the Sponsor);

                  (g) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 6.23;

                  (h) Synthetic Lease Obligations so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to the incurrence of such Synthetic Lease Obligation, including without limitation under the covenants set forth in Article V; and

                  (i) other unsecured Indebtedness of the Sponsor and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth of the Sponsor as calculated on the last day of Fiscal Quarter for which the Sponsor has delivered, or is required to have delivered, financial statements to the Participants pursuant to this Agreement.

         Section VI.15     Negative Pledge.
                           ---------------

                  The Sponsor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

                  (a)      Permitted Encumbrances;

                  (b) any Liens on any property or asset of the Sponsor or any Subsidiary existing on the Closing Date set forth on Schedule 6.15; provided, that such Lien shall not apply to any other property or asset of the Sponsor or any Subsidiary;

                  (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, however, that (i) such Lien secures Indebtedness permitted by Section 6.14, (ii) such Lien attaches to such asset concurrently or within 180 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and
(iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

                  (d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Sponsor, (ii) existing on any asset of any Person at the time such Person is merged with or into the Sponsor any Subsidiary of the Sponsor or (iii) existing on any asset prior to the acquisition thereof by the Sponsor or any Subsidiary of the Sponsor; provided, however, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

                  (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, however, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

         Section VI.16     Fundamental Changes.
                           -------------------

                  (a) Except as permitted in Section 6.19, the Sponsor will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, however, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Sponsor or any Subsidiary may merge with a Person if the Sponsor (or such Subsidiary if the Sponsor is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, however, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Sponsor or to a Subsidiary Loan Party and (iv) any Subsidiary (may liquidate or dissolve into a Subsidiary Loan Party) or into the Sponsor if the Sponsor determines in good faith that such liquidation or dissolution is in the best interests of the Sponsor and is not materially disadvantageous to the Participants; provided, however, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.19.

                  (b) The Sponsor will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Sponsor and its Subsidiaries on the date hereof and businesses reasonably related thereto.

         Section VI.17     Investments, Loans, Etc

         The Sponsor will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

                  (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 6.17
(including Investments in Subsidiaries);

                  (b)      Permitted Investments;

                  (c)      Guaranties constituting Indebtedness permitted by
Section 6.14;

                  (d) Investments made by any Credit Party in or to any other Credit Party;

                  (e) loans or advances to employees, officers or directors of the Sponsor or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

                  (f)      Hedging Agreements permitted by Section 6.23; and
                                                           ------------

                  (g) promissory notes issued to the Sponsor as a part of the purchase price in connection with the sale, if any, of American Cafe, Tia's or L&N Seafood;


                  (h) Investments in franchise operators through the Franchise Partner Program; and


                  (i) Investments received in settlement of Indebtedness created in the ordinary course of business;


                  (j) Investments in the stock or other assets of any other Person that is engaged in a business permitted by Section 6.17(b) that, as a result of such Investment, becomes a Subsidiary of Sponsor (other than Hostile Acquisitions); provided, however, that the aggregate purchase price of Investments made pursuant to this subsection (i) shall not exceed at any time ten percent (10%) of the Consolidated Net Worth of the Sponsor as calculated on the last day of Fiscal Quarter for which the Sponsor has delivered, or is required to have delivered, financial statements to the Participants pursuant to this Agreement; and

                  (k) Investments in common stock of the Sponsor to the extent permitted under Section 6.17.


         Section VI.18     Restricted Payments.
                           -------------------

        The Sponsor will not, and will not permit its Subsidiaries to, (x) declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or (y) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Sponsor or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for
(i) dividends payable by the Sponsor solely in shares of any class of its common stock, (ii) Restricted Payments made by any Subsidiary to the Sponsor or to another Credit Party and (iii) cash dividends paid on, and cash redemptions of, the common stock of the Sponsor; provided, however, that no Event of Default has occurred and is continuing before or after giving effect to the payment of such dividend or redemption.

         Section VI.19     Sale of Assets.
                           --------------

         The Sponsor will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Sponsor or any wholly owned Subsidiary of the Sponsor or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

                  (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business;

                  (b) the sale of inventory and Permitted Investments in the ordinary course of business;

                  (c) the sale, lease or transfer of assets of any Subsidiary to the Sponsor or any other Credit Party;

                  (d) the sale of any assets of American Cafe, Tia's, or L&N Seafood;

                  (e) the sale of any assets pertaining to Ruby Tuesday units pursuant to the Sponsor's Franchise Partner Program;

                  (f) any other sale of the Sponsor's assets with an aggregate book value, when aggregated with all other such sales since the Closing Date, not exceeding 7.5% of the aggregate book value of all of the Sponsor's assets on the date of such transfer; provided, however, that no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction.

         Section VI.20     Transactions with Affiliates.
                           ----------------------------

         The Sponsor will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Sponsor or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Sponsor and its wholly owned Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 6.18.

         Section VI.21     Restrictive Agreements.
                           ----------------------

         The Sponsor will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Sponsor or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Sponsor or any other Subsidiary, to Guaranty Indebtedness of the Sponsor or any other Subsidiary or to transfer any of its property or assets to the Sponsor or any Subsidiary of the Sponsor; provided, however, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, and
(iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted under Section 6.14 of this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

         Section VI.22     Sale and Leaseback Transactions.
                           -------------------------------

         The Sponsor will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (such arrangement referred to as a "Sale Leaseback"). Notwithstanding the preceding limitation, Sponsor may enter into any Sale Leaseback provided the aggregate amount of such transactions does not exceed $50,000,000.

         Section VI.23     Hedging Agreements.
                           ------------------

         The Sponsor will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Sponsor or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Sponsor acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Sponsor or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

         Section VI.24     Amendment to Material Documents.
                           -------------------------------

         The Sponsor will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Sponsor's or Subsidiary's duties or the Participants' rights under this
Agreement under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any contract, agreement, document, or instrument to which the Sponsor or Subsidiary is a party.

         Section VI.25     Accounting Changes.
                           ------------------

         The Sponsor will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or approved by the Sponsor's independent accountants, or change the fiscal year of the Sponsor or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Sponsor and except that the Sponsor or any Subsidiary may change its fiscal year end from the first Sunday following May 30th to the first Tuesday or Wednesday following May 30th.

         Section VI.26     ERISA.
                           -----

         The Sponsor will not, and will not permit any Subsidiary to engage in any transaction in connection with which the Sponsor or such Subsidiary could reasonably be expected to be subject to a civil penalty assessed pursuant to ERISA which would have a Material Adverse Effect on the Sponsor or such Subsidiary.

                                   ARTICLE VII


                                  CREDIT EVENTS

         Section VII.1     Credit Events.
                           -------------

         In the event that:

                  (a) Sponsor shall fail to pay any amount due and payable under this Agreement or any other Operative Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

                  (b) any representation or warranty made or deemed made by or on behalf of the Sponsor or any Subsidiary in or in connection with this Agreement or any other Operative Document (including the Exhibits and Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Servicer or the Participants by any Credit Party or any representative of any Credit Party pursuant to or in connection with this Agreement or any other Operative Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

                  (c) Sponsor shall fail to observe or perform any covenant or agreement contained in Sections 6.1, 6.2, or 6.3 (with respect to the Borrower's existence) or Article VI; or

                  (d) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in clauses (a) and (c) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Sponsor becomes aware of such failure, or (ii) written notice thereof shall have been given to the Sponsor by the Servicer or any Participant; or

                  (e) the Sponsor or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Sponsor or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Sponsor or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Sponsor or any Material Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Sponsor or any Material Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (h) the Sponsor or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                  (i) an ERISA Event shall have occurred that, in the opinion of the Required Participants, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Sponsor and the Subsidiaries in an aggregate amount exceeding $2,500,000; or


                  (j) any judgment or order for the payment of money in excess of $2,500,000 in the aggregate shall be rendered against the Sponsor or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


                  (k) any nonmonetary judgment or order shall be rendered against the Sponsor or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


                  (l)      a Change in Control shall occur or exist; or


                  (m) any provision of any Subsidiary Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guaranty Agreement (except to the extent that Tia's is automatically released from the Subsidiary Guaranty Agreement pursuant to the terms thereof);

                  (n) (x) there shall exist or occur any default as provided under the terms of any other Operative Document, or any Operative Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Sponsor or any other Credit Party, or at any time it is or becomes unlawful for Sponsor or any other Credit Party to perform or comply with its obligations under any Operative Document, or the obligations of Sponsor or any other Credit Party under any Operative Document are not or cease to be legal, valid and binding on Sponsor or any such Credit Party or (y) any party to the Sharing Agreements shall default with respect to its covenants or obligations thereunder where such default results in a Materially Adverse Effect with respect to the Credit Parties;

then upon the occurrence and continuation of any such event (each, a "Credit Event"):

the Servicer may, and upon the written request of the Required Participants, shall, take any or all of the following actions, without prejudice to the rights of the Servicer or any Participant to enforce its claims against Sponsor, any other Credit Party, any Borrower or other obligor with respect to any Loan: (i) declare the Commitment terminated, whereupon the Commitment shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) demand that the Sponsor purchase specified or all outstanding Loans and Loan Commitments by paying to the Servicer the Loan Indebtedness of each such Loan and assuming the Servicer's obligations thereunder; whereupon such amount shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Sponsor; provided, that, if a Credit Event specified in Section 7.1(f) or (g) shall occur, the result which would occur upon the giving of notice by the Servicer to any Credit Party, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Operative Documents, at law or in equity. In addition, the Servicer may, and upon the written request of the Required Participants, shall (x) cease funding further Advances pursuant to the Loan Commitments and (y) declare all Loan Indebtedness thereunder to be immediately due and payable in accordance with the terms of the Loan Documents and exercise all rights and remedies provided under the Loan Documents; provided that, the Servicer shall not take the actions authorized under clause (y) unless the Sponsor has failed to honor its obligation to pay the entire Loan Indebtedness demanded by the Servicer (or deemed demanded) within ten (10) Business Days. The Sponsor hereby acknowledges and agrees that its obligation hereunder to purchase all outstanding Loans and Loan Commitments shall include the obligation to immediately post cash-collateral for all outstanding Letter of Credit Obligations in an amount equal to 105% of the amount thereof.

                                  ARTICLE VIII

                                    GUARANTY

          In addition to its obligations to repurchase the Loans upon the occurrence of a Credit Event and its other obligations hereunder, the Sponsor hereby agrees as follows:

Unconditional Guaranty

         The Sponsor hereby unconditionally and irrevocably guarantees to the Servicer, each Participant and any permitted assignee thereof, the full and prompt payment of all Guaranteed Obligations and all costs, charges and expenses (including reasonable attorneys' fees) actually incurred or sustained by the Servicer or any Participant in enforcing the obligations of the Sponsor hereunder or the obligations of the Borrowers under the applicable Loan Documents. If any portion of the Guaranteed Obligations is not paid when due, Sponsor hereby agrees to and will immediately pay same, without resort by Servicer or any Participant to any other person or party. The obligation of Sponsor to Servicer and each Participant hereunder is primary, absolute and unconditional, except as may be specifically set forth herein. This is a guaranty of payment and not of collection. This guaranty is subject to the limitations set forth in Sections 8.1 and 8.2 below.

         Section VIII.1    Limitation on Guaranty of Loans


         The obligation of the Sponsor pursuant to this Article VIII with respect to the Limited Guaranty Pool shall be limited, as of any date that Guaranty Payments are made by the Sponsor, or demanded by the Servicer, with respect to any Loans in the Limited Guaranty Pool, to an amount (the "Maximum Amount") equal to the greater of (a) fifty percent (50%) of the aggregate outstanding principal amount of the Loans on such date (after giving effect to any payments, recoveries on Collateral or other recoveries made by the Servicer or any Participant on such date with respect to the Loans), (b) three (3) times the largest aggregate outstanding Loan, and (c) $10,000,000; provided that, the maximum cumulative amount of Guaranty Payments that the Sponsor shall be required to make with respect to Loans in the Limited Guaranty Pool shall be $26,250,000.

         The foregoing limitation shall not in any way limit the obligation of the Sponsor with respect to the Guaranteed Obligations relating to the Fully Guaranteed Pool or any obligation of the Sponsor to purchase the Loans and assume the Loan Commitments relating thereto upon the occurrence of a Credit Event without regard to any limitations set forth in this Article VIII.

         Section VIII.2    Obligations of Sponsor With Respect to Loans

                  (a) If a Loan Payment Default occurs and is not cured by Sponsor during the Response Period, or if a Loan Default other than a Loan Payment Default occurs and is not waived by Sponsor during the Response Period, then the Standstill Period shall commence and the Sponsor shall immediately pay all past due interest and fees owing to the Servicer pursuant to the applicable Loan Documents, if any, on such Defaulted Loans and shall continue to make timely payment of interest and fees, if any, on such Defaulted Loans during the Standstill Period, which payment of interest and fees shall not constitute Guaranty Payments made against Loans in the Limited Guaranty Pool.

                  (b) On the date that the Standstill Period expires, the Sponsor agrees to cause one of the following to have occurred: (i) all Loan
Indebtedness with respect to such Defaulted Loans shall have been repaid in full, (ii) the Sponsor has acquired one hundred percent (100%) of the Borrower owing such Defaulted Loans; or (iii) the Sponsor and a new Franchise Partner have acquired one hundred percent (100%) of the Borrower owing such Defaulted Loans and such new Franchise Partner (x) has agreed to permit the entire Loan Indebtedness with respect to the Defaulted Loans to remain outstanding or (y) has agreed to permit a portion of the Loan Indebtedness with respect to the Defaulted Loans to remain outstanding and the Sponsor has repaid the remaining portion of the Loan Indebtedness, which repayment shall constitute Guaranty Payments made against Loans in the Limited Guaranty Pool. If either of the conditions set forth in clauses (ii) or (iii) above occur, then all Loan Payment Defaults must be immediately cured and all Loan Defaults shall be deemed waived by the Servicer. If none of the events set forth in clauses (i) through (iii) above have occurred by the end of the Standstill Period, the Sponsor shall be deemed to have failed to perform its agreement hereunder for purposes of Section 7.1(c) above.

                  (c) Notwithstanding anything set forth in subsection (b)(i) above, the Sponsor shall not be required to repay any Loan Indebtedness with respect to any such Defaulted Loans beyond the amounts set forth in Section 8.1; provided, however, that (i) the Sponsor shall remain obligated to cause one of the events set forth in clause (b)(ii) and (b)(iii) above to have occurred by the date that the Standstill Period expires and (ii) to the extent that the Sponsor is not obligated to repay all Loan Indebtedness with respect to such Defaulted Loan pursuant to Section 8.1, the Sponsor agrees that (A) the Servicer shall be released from its obligations to the Sponsor hereunder with respect to administering and enforcing such Defaulted Loans and may administer and enforce such Loans and Letter of Credit Obligations as it deems appropriate, without regard to any limitations or restrictions set forth herein (but subject to Article III hereof in all events) or in any other Operative Document and (B) it shall not amend, modify, rescind or terminate any Franchise Documents with any Borrower that owes any Defaulted Loan or related Letter of Credit Obligations to the Servicer, without the consent of the Servicer, and any Franchise Documents with any such Borrower that have previously been rescinded or terminated shall immediately and automatically be reinstated, and all such Franchise Documents shall remain in full force and effect at all times until (x) the Servicer has been paid in full with respect to such Loan Indebtedness and all commitments of the Servicer to make additional advances to such Borrower have been terminated or (y) the Servicer has otherwise, in its opinion, exhausted all rights and remedies against the Borrower and has terminated all commitments to such Borrower; provided, further, however, that the Sponsor may continue to enforce the proper use of the "Ruby Tuesday" servicemark (or other trademark or servicemark used in the operation of the store) and the maintenance of required systems and standards, in each case as required by the Franchisee Documents, so long as the remedy the Sponsor uses to enforce such compliance is not termination of the "Ruby Tuesday" franchise held by such Borrower.

                  (d) On the date that Sponsor is required to purchase any Loan with respect to which a Deemed Loan Default has occurred pursuant to Section 4.5 above, one of the following must have occurred: (i) the Sponsor shall have purchased such Loan and assumed the related Loan Commitment from the Servicer by paying the Servicer an amount equal to the Loan Indebtedness with respect to such Loan, (ii) the Sponsor have acquired one hundred percent (100%) of the Borrower that owes such Loan or (iii) the Sponsor and a new Franchise Partner have acquired one hundred percent (100%) of the Borrower that owes such Loan. Notwithstanding anything set forth in clause (i) of the foregoing sentence, the Sponsor shall not be required to repurchase such Loan to the extent the Sponsor would be required to repay any Loan Indebtedness with respect to any such Loan beyond the amounts set forth in Section 8.1; provided, however, that to the extent that the Sponsor is not obligated to repay all Loan Indebtedness with respect to such Loan pursuant to Section 8.1, the Sponsor agrees that it will not amend, modify, rescind or terminate any Franchise Documents with any Borrower that owes such Loan or related Letter of Credit Obligations to the Servicer, without the consent of the Servicer, and (y) all such Franchise Documents shall remain in full force and effect at all times until the Servicer has been paid in full with respect to such Loan Indebtedness and all commitments of the Servicer to make additional advances to such Borrower have been terminated; provided, further, however, that the Sponsor may continue to enforce the proper use of the "Ruby Tuesday" servicemark (or other trademark or servicemark used in the operation of the store) and the maintenance of required systems and standards, in each case as required by the Franchisee Documents, so long as the remedy the Sponsor uses to enforce such compliance is not termination of the "Ruby Tuesday" franchise held by such Borrower.

                  (e) To the extent that the Sponsor makes any payments on Loans owed by Borrowers that are wholly owned by the Sponsor, such payments shall not constitute Guaranty Payments made against Loans in the Limited Guaranty Pool.

         Section VIII.3    Continuing Guaranty


         The obligations of the Sponsor pursuant to this Article VIII constitute a guarantee which is continuing in nature and shall be effective with respect to the full amount outstanding under all Guaranteed Obligations, now existing or hereafter made or extended, regardless of the amount, subject only to the limitations set forth in the preceding Section 8.1 and Section 8.2.

         Section VIII.4    Waivers.
                           -------

         The Sponsor hereby waives notice of Servicer's and each Participant's acceptance of this Agreement and the creation, extension or renewal of any Loans or other Guaranteed Obligations. Sponsor hereby consents and agrees that, at any time or times, without notice to or further approval from Sponsor, and without in any way affecting the obligations of Sponsor hereunder, Servicer and the Participants may, with or without consideration (i) release, compromise with, or agree not to sue, in whole or in part, any Borrower or any other obligor, guarantor, endorser or surety on any Loans or any other Guaranteed Obligations,
(ii) renew, extend, accelerate, or increase or decrease the principal amount of any Loans or other Guaranteed Obligations, either in whole or in part, (iii) amend, waive, or otherwise modify any of the terms of any Loans or other Guaranteed Obligations or of any mortgage, deed of trust, security agreement, or other undertaking of any of the Borrowers or any other obligor, endorser, guarantor or surety in connection with any Loans or other Guaranteed Obligations, and (iv) apply any payment received from Borrowers or from any other obligor, guarantor, endorser or surety on the Loans or other Guaranteed Obligations to any of the liabilities of Borrowers or of such other obligor, guarantor, endorser, or surety which Servicer may choose; provided, however, that during the Response Period and the Standstill Period, the Servicer and Participants shall not intentionally take any of the actions set forth in clause
(i) through (iv) above.

         Section VIII.5    Additional Actions

         Sponsor hereby consents and agrees that the Servicer may at any time or times, either with or without consideration, surrender, release or receive any property or other Collateral of any kind or nature whatsoever held by it or for its account securing any Loans or other Guaranteed Obligations, or substitute any Collateral so held by Servicer for other Collateral of like or different kind, without notice to or further consent from Sponsor, and such surrender, receipt, release or substitution shall not in any way affect the obligations of Sponsor hereunder; provided, however, that during the Response Period and the Standstill Period, the Servicer and Participants shall not intentionally take any of the actions described above. Servicer shall have full authority to adjust, compromise, and receive less than the amount due upon any such Collateral, and may enter into any accord and satisfaction agreement with respect to the same as Servicer may deem advisable without affecting the obligations of Sponsor hereunder. Servicer shall be under no duty to undertake to collect upon such Collateral or any part thereof, and Sponsor's obligations hereunder shall not be affected by Servicer's alleged negligence or mistake in judgment in handling, disposing of, obtaining, or failing to collect upon or perfect a security interest in, any such Collateral.

         Section VIII.6    Additional Waivers

         Sponsor hereby waives presentment, demand, protest, and notice of dishonor of any of the liabilities guaranteed hereby. Neither Servicer nor any Participant shall have any duty or obligation (i) to proceed or exhaust any remedy against any Borrower, any other obligor, guarantor, endorser, or surety on any Loans or other Guaranteed Obligations, or any other security held by Servicer or any Participant for any Loans or other Guaranteed Obligations, or
  (ii) to give any notice whatsoever (except as expressly provided herein of in the Loan Documents) to Borrowers, Sponsor, or any other obligor, guarantor, endorser, or surety on any Loans or other Guaranteed Obligations, before bringing suit, exercising rights to any such security or instituting proceedings of any kind against Sponsor, any Borrower, or any of them, and Sponsor hereby waives any requirement for such actions by Servicer or any Participant. Upon default by any Borrower and Servicer's demand to Sponsor hereunder, Sponsor shall be held and bound to Servicer and each Participant directly as principal debtor in respect of the payment of the amounts hereby guaranteed, such liability of Sponsor being joint and several with each Borrower and all other obligors, guarantors, endorsers and sureties on the Loans or other Guaranteed Obligations.

         Section VIII.7    Postponement of Obligations

         Until the Loan and other Guaranteed Obligations of any Borrower to the Servicer and the Participants have been paid in full (i) all present and future indebtedness of such Borrower to Sponsor is hereby postponed to the present and future indebtedness of such Borrower to Servicer and each Participant, and all monies received from such Borrower or for its account by Sponsor with respect to such indebtedness shall be received in trust for Servicer and the Participants, and promptly upon receipt, shall be paid over to Servicer for distribution to the Participants in accordance herewith until such Borrower's indebtedness to Servicer and the Participants is fully paid and satisfied, all without prejudice to and without in any way affecting the obligations of Sponsor hereunder; provided that unless and until the occurrence of a Loan Default or Loan Payment Default, the Sponsor may accept and retain any payments made by any Borrower to the Sponsor in the ordinary course of business, and (ii) Sponsor shall not have any rights of subrogation or otherwise to participate in any security held by the Servicer for any Loan to such Borrower or any other Guaranteed Obligations arising therefrom, and Sponsor hereby waives such rights until such time as such Loan and other Guaranteed Obligations have been paid in full to the Servicer and each Participant (whether by repurchase by the Sponsor, pursuant to this Article VIII or otherwise).

         Section VIII.8 Effect on additional Guaranties.

         The obligations of the Sponsor pursuant to this Article VIII are in addition to, and are not intended to supersede or be a substitute for any other guarantee, suretyship agreement, or instrument which Servicer may hold in connection with any Loans or other Guaranteed Obligations.

         Section VIII.9 Reliance on Guaranty and Purchase Obligation; Disclaimer of Liability.
                           -----------------------------------------------------

         Sponsor expressly acknowledges and agrees that each of the Servicer and the Participants, in making its credit decision with regard to the funding of the Loans, will rely solely upon the guaranty and purchase obligation of Sponsor set forth above and in Article VII and that neither the Servicer nor any Participant is under any obligation or duty to perform any credit analysis or investigation with regard to the creditworthiness of any Borrower. In addition, the Servicer expressly disclaims any responsibility or liability for the authenticity of signatures on any of the Loan Documents (other than the Servicer's), the authority of the Persons executing the Loan Documents (other than the Servicer) or the enforceability or compliance with laws of any of the Loan Documents.

         SPONSOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT SPONSOR'S OBLIGATIONS TO PURCHASE LOANS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SPONSOR'S OBLIGATION SHALL NOT BE AFFECTED BY THE EXISTENCE OF ANY DEFAULT BY ANY BORROWER UNDER THE APPLICABLE LOAN DOCUMENTS, ANY EXCHANGE, RELEASE OR NONPERFECTION OF ANY LIEN WITH RESPECT TO ANY COLLATERAL SECURING PAYMENT OF ANY LOAN, THE SUBSTITUTION OR RELEASE OF ANY ENTITY PRIMARILY OR SECONDARILY LIABLE FOR ANY LOAN, ANY LACK OF ENFORCEABILITY OF ANY LOAN DOCUMENT, ANY LAW, REGULATION, OR ORDER OF ANY JURISDICTION AFFECTING ANY LOAN OR LOAN DOCUMENT OR THE RIGHTS OF THE HOLDER THEREOF, ANY CHANGE IN THE CONDITION OR PROSPECTS OF THE BORROWER, INCLUDING WITHOUT LIMITATION, INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING, OR ANY OTHER CIRCUMSTANCE WHICH MIGHT, BUT FOR THE PROVISIONS OF THIS PARAGRAPH, CONSTITUTE A LEGAL OR EQUITABLE DISCHARGE OF SPONSOR'S OBLIGATIONS HEREUNDER. SPONSOR'S OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED BY ANY SET-OFF OR CLAIM WHICH IT MIGHT HAVE AGAINST THE SERVICER OR ANY PARTICIPANT, WHETHER ARISING OUT OF THIS AGREEMENT OR OTHERWISE.

         Section VIII.10   Reinstatement of Obligations

         The obligations of the Sponsor pursuant to the Operative Documents shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal of, interest on or any other amount with respect to any Loan or any obligation of Sponsor pursuant to the Operative Documents is rescinded or must otherwise be restored by the Servicer or any Participant upon the bankruptcy or reorganization of Sponsor, any Borrower or any guarantor or otherwise.

         Section VIII.11   Right to Bring Separate Action.
                           ------------------------------

         Nothing contained in this Article VIII shall be construed to affect any other right that Sponsor may otherwise have under this Agreement, or any Operative Document, at law or in equity to institute an action or assert a claim against the Servicer or any Participant based upon a breach of Servicer's or such Participant's obligations set forth in the Operative Documents or to assert a compulsory counterclaim with respect thereto and any waiver of notice or other matter set forth in this Article VIII shall not affect Sponsor's right to seek damages arising from the failure of the Servicer to give such notice otherwise required by the terms of the Operative Documents.


                                   ARTICLE IX

                                 INDEMNIFICATION

         Section IX.1      Indemnification.
                           ---------------

                  (a) In addition to the other rights of the Servicer and the Participants hereunder, Sponsor hereby agrees to protect, indemnify and save harmless the Servicer, each Participant, and the officers, directors, shareholders, employees, agents and representatives thereof (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, reasonable attorney's fees and costs actually incurred), expenses or disbursements of any kind or nature whatsoever, whether direct, indirect, consequential or incidental, whether brought by the Borrowers or any other party, with respect to or in connection with or arising out of (i) the execution and delivery of this Agreement, any other Operative Document or any agreement or instrument contemplated hereby or thereby, including without limitation, the Loan Documents, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) the making or administration of the Loan Commitments, the Loans or any of them, including any violation of federal or state usury or other laws, provided that with respect to clauses (i) and (ii), Sponsor shall have no obligation to indemnify the Servicer and all Participants for more than one (1) counsel's reasonable fees and expenses, (iii) the enforcement, performance and administration of this Agreement or the Loan Documents or any powers granted to the Servicer hereunder or under any Loan Documents, (iv) any misrepresentation of the Sponsor hereunder, (v) any matter arising pursuant to any Environmental Laws as a result of the Collateral or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether or not the Indemnified Party is a named party thereto, except to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party; provided, that the Sponsor shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct or a breach by an Indemnified Party of its obligations under the Loan Agreement, in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment; provided, however, that the Sponsor waives and agrees not to bring, or to permit any of its Affiliates to bring, any claim against any Indemnified Party for any action other than a claim for losses arising out of gross negligence or willful misconduct

                  (b) In addition to amounts payable elsewhere provided in this Agreement, without duplication, the Sponsor hereby agrees to protect, indemnify, pay and save the Servicer and each Participant harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Servicer or any Participant may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of a Borrower, other than as a result of the gross negligence or willful misconduct of the Servicer; (ii) the failure of the Servicer to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any third party claim arising therefrom.

                  (c) The foregoing indemnitees shall survive the termination of this Agreement.

         Section IX.2      Notice Of Proceedings; Right To Defend


                  (a) Any Person with an indemnification claim (or potential claim) pursuant to Section 9.1 ("Potential Indemnitee") agrees to notify Sponsor (the "Potential Indemnitor") in writing within a reasonable time after receipt by it of written notice of the commencement of any administrative, legal or other proceeding, suit or action by a Person (other than Indemnitee or an affiliate thereof), if a claim for indemnification may be made by the Potential Indemnitee against the Potential Indemnitor under this Article IX.

                  (b) Following receipt by the Potential Indemnitor of any such notice from a Potential Indemnitee, (an "Indemnity Notice"), the Potential Indemnitor shall be entitled at its own cost and expense to investigate and participate in the proceeding, suit or action referred to in the Indemnity Notice. At such time as the Potential Indemnitor shall have acknowledged in writing to the Potential Indemnitee that it will pay any judgment, damages, or losses incurred by the Potential Indemnitee in the proceeding, suit or action referred to in the Indemnity Notice other than those for gross negligence or willful misconduct on the part of the Potential Indemnitee (at which time the "Potential Indemnitor" shall be deemed to be the "Indemnitor" and the "Potential Indemnitee" shall be deemed to be the "Indemnitee"), the Indemnitor shall be entitled, to the extent that it shall desire, to assume the defense of such proceeding, suit or action, with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor shall so assume the defense of such proceeding, suit or action, the Indemnitor shall conduct such defense with due diligence and at its own cost and expense.

                  (c) In the event that the Indemnitor so assumes the defense of such proceeding, suit or action, the Indemnitor shall not be entitled to settle such proceeding, suit or action without the written consent of the Indemnitee, provided that in the event that the Indemnitee does not consent to such settlement not to be unreasonably withheld or delayed (i) the Indemnitor's indemnification liability in connection with such proceeding, suit or action shall not exceed the amount of such proposed settlement and (ii) Indemnitee shall assume and pay all costs and expenses, including reasonable attorneys' fees, incurred by Indemnitor from the date that the Indemnitor presented the Indemnitee the terms of the proposed settlement. An Indemnitor shall not be liable to an Indemnitee for any settlement of a claim in any proceeding, suit or other action referred to in an Indemnity Notice, consented to by the Indemnitee without the consent of the Indemnitor.

                  (d) A Potential Indemnitor shall be liable to a Potential Indemnitee for a settlement of a claim in any proceeding, suit or other action referred to in an Indemnity Notice consented to by such Potential Indemnitee only if (i) such Potential Indemnitor first had a reasonable opportunity to investigate such claim and participate in such proceeding, suit or action, (ii) the Potential Indemnitee gave the Potential Indemnitor at least ten (10) Business Days notice of the proposed terms of such settlement prior to entering into such settlement and (iii) the Potential Indemnitor did not acknowledge in writing to the Potential Indemnitee, by the expiration of such ten (10) Business Days period, or such longer period as may be agreed to by the Potential Indemnitee and Potential Indemnitor that it would pay any judgment, damages or losses incurred by the Potential Indemnitee in such proceeding suit or action.

         Section IX.3      Third Party Beneficiaries.

         No Persons shall be deemed to be third party beneficiaries of this Agreement. Except as expressly otherwise provided in this Agreement, this
Agreement is solely for the benefit of Sponsor and the Servicer, the Participants and their respective successors and permitted assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                                    ARTICLE X


                            SURVIVAL OF LOAN FACILITY

         Section X.1       Survival of Loan Facility

         The terms of this Loan Facility Agreement shall survive the termination of the Commitment hereunder and the termination of any Loan Commitment established pursuant the terms hereof until (x) the indefeasible payment in full of each of the Loans, (y) the termination of each of the Letters of Credit outstanding, and (z) the indefeasible payment in full of all outstanding Letter of Credit Obligations. Notwithstanding the foregoing, Article IX hereof shall survive the termination of this Agreement upon such repayment and termination.

                                   ARTICLE XI
                              CONDITIONS PRECEDENT

          CONDITIONS TO EFFECTIVE DATE; EFFECT OF AMENDMENT AND RESTATEMENT; EXTENSIONS OF CREDIT ON AND AFTER EFFECTIVE DATE

         Section XI.1      Conditions to Effective Date.
                           ----------------------------

         Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Participants and Servicer hereunder, it is understood and agreed that this Agreement shall not become effective, and the Prior Loan Facility Agreement shall remain in full force and effect, Sponsor shall have no rights under this Agreement and Servicer and Participants shall not be obligated to take, fulfill or perform any action hereunder, until the following conditions have been fulfilled

                  11.1.1   Receipt of Documents.
                           --------------------

                           The Servicer shall have received the following, each dated as of the Effective Date, in form and substance satisfactory to the Servicer and (except in the case of the Servicing Agreement and the Fee Letter) the
                           Participants:

                           (a)     Duly executed counterparts of this Agreement.

                           (b) Duly executed counterparts of the Servicing Agreement and the Fee Letter.

                           (c)      Duly executed counterparts of the Guaranty
                                   Agreement.

                           (d) Certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or formation of such Loan Party and each other jurisdiction as requested by the Servicer;

                           (e) A certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and
                                    performance   of  the  Loan   Documents  and
                                    Operative Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents and Operative Documents to which it is a party;

                           (f) A favorable written opinion of Powell, Goldstein, Frazer & Murphy, LLP, counsel for Sponsor and Guarantor, and Daniel T. Cronk, general counsel to the Sponsor, in a form
                                    satisfactory   to  the   Servicer  and  each
                                    Participant   and   covering   such  matters
                                    relating  to the  transactions  contemplated
                                    hereby  as  the  Servicer   may   reasonably
                                    request.

                           (g) In addition, each of the Participants shall have received a duly executed Participation Certificate from the Servicer.

                  11.1.2   Corporate Actions

                           All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto or delivered in connection therewith shall be satisfactory in form and substance to the Servicer and the Participants.

         Section XI.2      Effect of Amendment and Restatement. .
                           ------------------------------------

                  11.2.1. Upon the effectiveness of this Agreement on the Effective Date pursuant to Section 11.1:

                  (a) the terms and conditions of the Prior Loan Facility Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations between Sponsor, Servicer and Participants accruing from and after the Effective Date;

                  (b) this Agreement shall not in any way release or impair the rights, duties, or obligations created pursuant to the Prior Loan Facility Agreement and any other Operative Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, and obligations are assumed, ratified and affirmed by Sponsor;

                  (c) all indemnification obligations of Sponsor under the Prior Loan Facility Agreement and any other Operative Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of Servicer, each Participant and any other Person indemnified under the Prior Loan Facility Agreement or any other Operative Document at any time prior to the Effective Date (including, without limitation, to the extent set forth in Section 9.1 of the Prior Loan Facility Agreement as in effect on the Effective Date);

                  (d) all "Loans", "Letters of Credit" and "Loan Commitments" extended by Servicer under the Prior Loan Facility Agreement shall, to the extent outstanding on the Effective Date continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Loans, Letters of Credit, and Loan Commitments or any of the other rights, duties and obligations of the parties hereunder; and

                  (e) any and all references to the Prior Loan Facility Agreement shall, without further action of the parties, be deemed a reference to the Prior Loan Facility Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

                  11.2.2 Notwithstanding anything herein to the contrary, the Servicer and Participants agree that the interest rates, commitment fees, letter of credit fees and other amounts payable by Borrowers with respect to Loans extended under, and Letters of Credit issued pursuant to, the Prior Loan Facility Agreement shall continue at the same rates and amounts set forth in the Loan Documents for such Loan until such time as the Loan Commitments to such Borrowers are renewed or refinanced, at which time the provisions set forth herein shall apply. No amounts paid by the Sponsor under this Section 11.2.2 shall constitute Guaranty Payments.

                                   ARTICLE XII

                                  THE SERVICER

         Section XII.1     Appointment of Servicer as Agent

         To the extent of its ownership interest in the Loans, each Participant hereby designates Servicer as its agent to administer all matters concerning the Loans and to act as herein specified. Each Participant hereby irrevocably authorizes the Servicer to take such actions on its behalf under the provisions of this Agreement, the other Operative Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Servicer by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Servicer may perform any of its duties hereunder by or through its agents or employees.

         Section XII.2     Nature of Duties of Servicer.
                           ----------------------------


         The Servicer shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Operative Documents. None of the Servicer nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Servicer shall not have by reason of this Agreement a fiduciary relationship in respect of any Participant; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations in respect of this Agreement or the other Operative Documents except as expressly set forth herein.

         Section XII.3     Lack of Reliance on the Servicer.
                           --------------------------------

         Independently and without reliance upon the Servicer, each Participant, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Servicer shall have no duty or responsibility, either initially or on a continuing basis, to provide any Participant with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

         The Servicer shall not be responsible to any Participant for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Guaranty Agreement, and Loan Document or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties or any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Guaranty Agreement or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties or any Borrower, or the existence or possible existence of any Unmatured Credit Event or Credit Event.

         Section XII.4     Certain Rights of the Servicer.
                           ------------------------------


         If the Servicer shall request instructions from the Required Participants with respect to any action or actions (including the failure to act) in connection with this Agreement, the Servicer shall be entitled to refrain from such act or taking such act, unless and until the Servicer shall have received instructions from the Required Participants; and the Servicer shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Participant shall have any right of action whatsoever against the Servicer as a result of the Servicer acting or refraining from
acting   hereunder  in  accordance   with  the   instructions  of  the  Required
Participants.

         Section XII.5     Reliance by Servicer.
                           --------------------

         The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Servicer may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section XII.6     Indemnification of Servicer.

         To the extent the Servicer is not reimbursed and indemnified by the Credit Parties, each Participant will reimburse and indemnify the Servicer, ratably according to the respective Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Servicer in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Operative Documents; provided that no Participant shall be liable to the Servicer for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Servicer's gross negligence or willful misconduct.

         Section XII.7     The Servicer in its Individual Capacity.
                           ---------------------------------------

         With respect to its obligations under this Agreement and the amounts advanced by it, the Servicer shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms "Participants", "Required Participants", or any similar terms shall, unless the context clearly otherwise indicates, include the Servicer in its individual capacity. The Servicer may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Participants.

         Section XII.8     Holders of Participation Certificates.
                           -------------------------------------

         The Servicer may deem and treat the payee of any Participation Certificate as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Servicer. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Participation Certificate shall be conclusive and binding on any subsequent holder, transferee or assignee of such Participation Certificate or of any Participation Certificate or Certificates issued in exchange therefor.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section XIII.1    Notices.
                           -------

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Servicer and Sponsor. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Servicer shall not be effective until received.

         Section XIII.2    Amendments, Etc.
                           ---------------

         No amendment or waiver of any provision of this Agreement or the other Operative Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Participants (and in the case of any amendment, the applicable Credit Party), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Participants do any of the following: (i) waive any of the conditions specified in Section 2.1 or 11.1, (ii) increase the Participating Commitments or contractual obligations of the Participants to Servicer or Sponsor under this Agreement, (iii) reduce the principal of, or interest on, the Participation Certificates or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Participation Certificates or any fees hereunder, (v) agree to release any Guarantor from its obligations under any Guaranty Agreement or the Sponsor from its obligations pursuant to
Article VIII, (vi) modify the definition of "Required Participants," or (vii) modify Article IV, Article VIII or this Section 13.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the Participants required hereinabove to take such action, affect the rights or duties of the Servicer under this Agreement or under any other Operative Document or Loan Document. In addition, notwithstanding the foregoing, the Servicer and the Sponsor may, without the consent of or notice to the Participants, enter into amendments, modifications or waivers with respect to the Servicing Agreement and the Fee Letter as long as such amendments or modifications do not conflict with the terms of this Agreement.

         Section XIII.3    No Waiver; Remedies Cumulative


         No failure or delay on the part of the Servicer or any Participant in exercising any right or remedy hereunder or under any other Operative Document, and no course of dealing between any Credit Party and the Servicer or any Participant shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Operative Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Servicer or any Participant would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Operative Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Servicer or the Participants to any other or further action in any circumstances without notice or demand.

         Section XIII.4    Payment of Expenses, Etc.

                  (a) Sponsor shall whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Servicer in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Servicer and the Participants with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Unmatured Credit Event or Credit Event, refinancing, renegotiation or restructuring of, this Agreement and the other Operative Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Servicer, accountants, consultants, and other similar professional fees), and in the case of enforcement of this Agreement or any Operative Document after an Credit Event, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and changes of counsel), for any of the Participants; and

                  (b) Pay and hold the Servicer and each of the Participants harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Participation Certificates, the Loan Documents and any other Operative Documents, any collateral described therein, or any payments due thereunder, and save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

         Section XIII.5    Right of Setoff.
                           ---------------

         In addition to and not in limitation of all rights of offset that any Participant may have under applicable law, each Participant shall, upon the occurrence of any Credit Event and whether or not such Participant has made any demand or any Credit Party's obligations have matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Operative Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Participant or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

         Section XIII.6    Benefit of Agreement; Assignments; Participations

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Sponsor may not assign or transfer any of its interest hereunder without the prior written consent of the Participants.

                  (b) Any Participant may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Participant.

                  (c) Each Participant may assign all of its interests, rights and obligations under this Agreement (including all of its Participating Commitments and the Funded Participant's Interest at the time owing to it and the Participation Certificates held by it) to any Eligible Assignee; provided, however, that (i) the Sponsor has given its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the assigning Participant or unless a Credit Event has occurred and is continuing hereunder, (ii) the amount of the Participating Commitment of the assigning Participant subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Servicer) shall not be less than the entire
Participating Commitment of such assignor and (iii) the parties to each such assignment shall execute and deliver to the Servicer an Assignment and Acceptance, together with the Participation Certificate subject to such assignment and, unless such assignment is to an Affiliate of such Participant, a processing and recordation fee of $2,500. Within ten (10) Business Days after receipt of the notice and the Assignment and Acceptance, Servicer shall execute and deliver, in exchange for the surrendered Participation Certificate, a new Participation Certificate to the order of such assignee in a principal amount equal to the applicable Participating Commitment assumed by it pursuant to such Assignment and Acceptance. Such new Participation Certificate shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Participation Certificate, shall be dated the date of the surrendered Participation Certificate which it replaces, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Participant may, without the consent of Sponsor or the Servicer, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Participating Commitment and the Funded Participant's Interest owing to it), provided, however, that (i) no Participant may sell a participation in its Participating Commitment (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of 50% of its original Participating Commitment, provided, however, sales of participations to an Affiliate of such Participant shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Credit Event hereunder,
(ii) such Participant's obligations under this Agreement shall remain unchanged,
(iii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Participant) of the cost protection provisions contained in Article II of this Agreement, and (v) Sponsor, Servicer and the other Participants shall continue to deal solely and directly with each Participant in connection with such Participant's rights and obligations under this Agreement and the other Operative Documents, and such Participant shall retain the sole right to enforce the obligations of Sponsor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement (other than an amendment requiring approval of 100% of the Participants). Each Participant shall promptly notify in writing the Servicer and the Sponsor of any sale of a participation hereunder and shall certify to Sponsor and Servicer its compliance with the terms hereof.

                  (e) Any Participant or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Sponsor or the other Consolidated Companies furnished to such Participant by or on behalf of Sponsor or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of and shall acknowledge the confidential nature of the information,
(ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Sponsor and the Servicer unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Participant, the Servicer or Sponsor relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) Any Participant may at any time assign all or any portion of its rights in this Agreement to a Federal Reserve Bank; provided that no such assignment shall release the Participant from any of its obligations hereunder.

         Section XIII.7    Governing Law; Submission to Jurisdiction.
                           -----------------------------------------


         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SPONSOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND SPONSOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         SPONSOR HEREBY IRREVOCABLY DESIGNATES PRENTICE HALL CORPORATION, ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SPONSOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO SPONSOR AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF SPONSOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. SPONSOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SPONSOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         Nothing herein shall affect the right of the Servicer, any Participant, or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Sponsor in any other jurisdiction.

         Section XIII.8    Counterparts. .
                           --------------

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section XIII.9    Severability.

         In case any provision in or obligation under this Agreement or the other Operative Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section XIII.10   Independence of Covenants.
                           -------------------------

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Unmatured Credit Event or an Credit Event if such action is taken or condition exists.

         Section XIII.11   Change in Accounting Principles, Fiscal Year or Tax
                           Laws.
                           -----------------------------------------------------


         If (i) any  preparation  of the  financial  statements  referred  to in
Section 6.1 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Sponsor's fiscal quarter or Fiscal Year, except as permitted in Section 6.25 or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Sponsor and the Required Participants agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         Section XIII.12   Headings Descriptive; Entire Agreement

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Operative Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

                       [Signatures Set Forth on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Address for Notices:                           RUBY TUESDAY, INC.

Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, TN 37801                            By:______________________________
Attention: J. Russell Mothershed               Title:
Telecopy: (865) 379 - 6816



STATE OF GEORGIA

COUNTY OF _____________


Signed, sealed and delivered in the presence of:

-----------------------------
Notary Public

Date Executed by Notary:

-----------------------------
My commission expires:

------------------------------

[NOTARIAL SEAL]

Address for Notices:                           SUNTRUST BANK, as Servicer

303 Peachtree St., NE, 2nd Floor
Atlanta, GA  30308                             By:______________________________
Attn: Center 1923                              Title:
Telecopy No.   (404) 724-3716

with a copy to:
SunTrust Bank
201 4th Avenue North
3rd Floor
Nashville, Tennessee 37219
Attn:  Vipul Patel

Address for Notices:                           SUNTRUST BANK

303 Peachtree St., NE, 2nd Floor
Atlanta, GA  30308                             By:______________________________
Attn: Center 1923                              Title:
Telecopy No.   (404) 724-3716

with a copy to:
SunTrust Bank
201 4th Avenue North
3rd Floor
Nashville, Tennessee 37219
Attn:  Vipul Patel


Participating Commitment: $9,000,000.00
Pro Rata Share: 17.14286%

Address for Notices:                           AMSOUTH BANK
-------------------

505 South Gay Street
Knoxville, TN 37902                            By:____________________________
Attention: Mr. Eric Scwarzenbraub              Name:
Telecopy:  (423) 521-5352                      Title:



Participating Commitment: $12,750,000
Pro Rata Share:  24.28571%

Address for Notices:                           BANK OF AMERICA, N.A.
-------------------

100 North Tryon Street
Charlotte, NC  28255                           By:_____________________________
Attention:  Mr. Richard Parkhurst              Name:
location code: NC1-007-17-14                   Title:
Telecopy:  (704) 386-3271


Participating Commitment: $8,250,000.00
Pro Rata Share:  15.71429%

Address for Notices:                           HIBERNIA NATIONAL BANK
-------------------

313 Carondelet Street
New Orleans, LA  70130
Attention: Mr. Troy Villaffara                 By:____________________________
Telecopy: (504) 533-5344                       Name:
                                               Title:


Participating Commitment: 6,750,000.00
Pro Rata Share:  12.85714%

Address for Notices:                           FIRST UNION NATIONAL BANK
-------------------

150 4th Avenue North
Second Floor
Nashville, Tennessee  37219
Attention: Andrew Tompkins                     By:____________________________
Telecopy: (615) 251-9461                       Name:
                                               Title:


Participating Commitment:   $6,750,000.00
Pro Rata Share:  12.85714%

Address for Notices:                           WACHOVIA BANK, N.A.
-------------------

191 Peachtree Street, N.E.
29th Floor
Atlanta, Georgia 30303
Attention: Mr. John Tibe
Telecopy:  (404) 332-5016                      By:______________________________
                                               Name:
                                               Title:

Participating Commitment:  $4,500,000.00
Pro Rata Share:   8.57143%

Address for Notices:                           THE FUJI BANK, LIMITED
-------------------

2 World Trade Center, 79th Floor
New York, New York 10048
Attention: Mr. Ricky Simmons
Telecopy: (212) 898-2399                       By:______________________________
                                               Name:
                                               Title:


Participating Commitment:  $4,500,000.00
Pro Rata Share:   8.57143%

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Assignment Agreement") dated as of _______________________, 20__ between __________
("Assignor")   and    __________________________________    ("Assignee").    All
capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Facility Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Assignor is a party to an Amended and Restated Loan Facility Agreement and Guaranty, dated as of October __, 2000 (as amended to the date hereof, the "Loan Facility Agreement"), among Ruby Tuesday, Inc., a Georgia corporation (the "Sponsor"), various financial institutions (including Assignor, the "Participants") and SunTrust Bank, as Servicer (the "Servicer"); and

                  WHEREAS,   Assignor   has  a   Participating   Commitment   of
$___________ under the Loan Facility Agreement pursuant to which it has outstanding a Funded Participant's Interest of $______________; and

                  WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights under the Loan Facility Agreement with respect to a portion of its Participating Commitment and of its outstanding Funded Participant's Interest; and

                  WHEREAS, Assignor and Assignee wish Assignee to assume the obligations of Assignor under the Loan Facility Agreement to the extent of the rights so assigned;

                  NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         I. Assignment. Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than expressly provided herein) and subject to Section 4(b) hereof, ___% as the "Assignee's Share" ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Loan Facility Agreement relating to Assignor's Participating Commitment and Funded Participant's Interest heretofore made by the Assignor under the Loan Facility Agreement. The dollar amount of Assignee's Share of Assignor's Participating Commitment is $__________ and the dollar amount of Assignee's Share of Assignor's outstanding Funded Participant's Interest is $__________.

         II. Assumption. Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Loan Facility Agreement relating to Assignee's Share of Assignor's Participating Commitment and of the Funded Participant's Interest. It is the intent of the parties hereto that Assignor shall be released from all of its obligations under the Loan Facility Agreement relating to Assignee's Share.

         III.     Assignments;  Participations.  Assignee may not assign all or
                  ----------------------------
any part of the rights granted to it hereunder or grant participations in all or any part of the rights granted to it hereunder except in accordance with the provisions of Section 13.6 of the Loan Facility Agreement.

         IV.      Payment of Interest and Fees to Assignee.
                  ----------------------------------------

                  (a) As of the date hereof interest is payable in respect of Assignee's Share of the Funded Participant's Interest at a rate equal to [0.90%] per annum above LIBOR for the Calculation Periods, and a Commitment Fee equal to [0.1875%] per annum on the Assignee's Share of the average daily unused portion of the Participating Commitment.

                  (b) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects any payment of interest on its Funded Participant's Interest attributable to Assignee's Share or any payment of the Commitment Fee attributable to Assignee's Share which, in any such case, are required to be paid to Assignee pursuant to clause (a) above, Assignor shall distribute to Assignee such payment but only to the extent such interest or fee accrued after the Assignment Effective Date (as hereinafter defined).

                  (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on the Funded Participant's Interest or any payment of the Commitment Fee which, in any such case, is required to be paid to Assignor pursuant to clause (a) above, Assignee shall distribute to Assignor such payment.

         V.  Payments on Assignment  Effective  Date.  In  consideration  of the assignment by Assignor to Assignee of Assignee's Share of Assignor's Participating Commitment and Funded Participant's Interest as set forth above, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Share of the principal amount of the Funded Participant's Interest of Assignor outstanding on the Assignment Effective Date.

         VI.      Effectiveness.
                  -------------

                  (a) This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") (which is at least five days after the date hereof) on which (i) Assignor and Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of Assignee, shall have delivered same to Assignor, (ii) the Sponsor shall have consented hereto, (iii) a copy of the fully executed Assignment, a fee of $2,500 and the Participation Certificate evidencing the Participating Commitment and Funded Participant's Interest assigned hereby shall have been delivered to the Servicer, and
         (iv)  Assignee  shall  have paid to  Assignor  the  amount set forth in
         Section 5.

                  (b) It is agreed that all interest attributable to Assignee's Share of the Funded Participant's Interest of Assignor and all Commitment Fees attributable to Assignee's Share, which, in each case, accrues on and after the Assignment Effective Date shall be paid
         directly  to  the  Assignee  in  accordance   with  the  Loan  Facility
         Agreement.

         VII. Amendment of Loan Facility Agreement. On the Assignment Effective Date the Loan Facility Agreement shall be amended by deeming the signature of Assignee herein as a signature to the Loan Facility Agreement. The Assignee shall be deemed a "Participant" for all purposes under the Loan Facility Agreement and shall be subject to and shall benefit from all of the rights and obligations of a Participant under the Loan Facility Agreement. The address of the Assignee for notice purposes shall be as set forth below, and the Loan Facility Agreement shall be amended by deeming such signature page and address to be included thereon. Without limiting the generality of the foregoing, Assignee agrees that it will perform its obligations as a Participant under the Loan Facility Agreement as required by the terms thereof and Assignee appoints and authorizes the Servicer to take such actions as Servicer on its behalf and exercise such powers under the Loan Facility Agreement and the other Operative Documents as are delegated to the Servicer by the terms of the Loan Facility Agreement and the other Operative Documents, together with such powers as are reasonably incidental thereto.

         VIII.    Representations  and Warranties.  Each of the Assignor and the
                  -------------------------------
 Assignee represents and warrants to the other party as follows:

                  (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

                  (b) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                  (c) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

                  (d) all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment Agreement.

         IX.      Expenses.  The Assignor and the Assignee agree that each party
                  --------
 shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

         X.       Miscellaneous.

                  (a) Assignor shall not be responsible to Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Facility Agreement, the Participation Certificates or the Guaranty Agreement or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Sponsor or any Guarantor to Assignor or Assignee in connection with the Loan Facility Agreement, the
         Participation Certificates or the Guaranty Agreement and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Loan Facility Agreement, the Participation Certificates or the Guaranty Agreement or as to the existence or possible existence of any event which constitutes a Credit Event or an Unmatured Credit Event.

                  (c) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Sponsor and each Guarantor in connection with the assignment of Assignee's Share of Assignor's Participating Commitment and of Assignor's Participating Commitment to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Sponsor and each Guarantor. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of either the Sponsor or any Guarantor.

                  (d) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF
         THE STATE OF GEORGIA.

                  (e) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

                  (f) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                  (g) The Assignor may at any time or from time to time grant to others assignments or participations in its Participating Commitment or its Funded Participant's Interest but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement. The Assignor represents and warrants that it has not at any time prior to the Assignment Effective Date encumbered or assigned the portion of its Participating Commitment or its Funded Participant's Interest being assigned hereunder.

                  (h) All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its address as designated in the Loan Facility Agreement, and, if payable to the Assignee, to the account of the Assignee's address, as designated on the signature page hereof.

                  (i) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party.

                  (j)  All   representations  and  warranties  made  herein  and
         indemnities provided for herein shall survive the consummation of the transaction contemplated hereby.

                  (k) The Assignee acknowledges receipt of copies of the documents received in connection with the transactions contemplated by the Loan Facility Agreement, the Guaranty Agreement and this Assignment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                                     [NAME OF ASSIGNOR]


                                                     By:
                                                        Title:


Assignee's Share of                                  [NAME OF ASSIGNEE]
Participating Commitment

$____________________________                        By:
 ----------------------------
                                                        Title:

Assignee's Share of
Funded Participant's Interest:

$


Address:





Tel. No:
Fax No:

CONSENTED TO AS OF THE
DATE SET FORTH ABOVE:

RUBY TUESDAY, INC.


By:
   Title:
                                  EXHIBIT B

                      FORM OF SUBSIDIARY GUARANTY AGREEMENT


         This SUBSIDIARY GUARANTY AGREEMENT dated as of October 11, 2000, among each of the Subsidiaries (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of Ruby Tuesday, Inc., a Georgia corporation (the "Sponsor") from time to time parties hereto in favor of SunTrust Bank, a Georgia banking corporation as servicer (the "Servicer") and the Participants (as defined in the Loan Facility Agreement referred to below).

         Reference is made to the Amended and Restated Loan Facility Agreement dated as of October 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Facility Agreement"), among the Sponsor, the banks and financial institutions from time to time party thereto (the "Participants") and SunTrust Bank, as servicer. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Facility Agreement.

         The Servicer, on behalf of the Participants, has agreed to make Loans to certain franchisees of Sponsor and to issue Letters of Credit for the account of such franchisees of Sponsor, pursuant to, and upon the terms and subject to the conditions specified in, the Loan Facility Agreement. Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Sponsor and acknowledges that it will derive substantial benefit from the making of the Loans by the Servicer, on behalf of the Participants, and the issuance of the Letters of Credit by the Servicer, on behalf of the Participants. The obligations of the Servicer, on behalf of the Participants, to make Loans and to issue Letters of Credit is conditioned on, among other things, the execution and delivery by the Guarantors of this Subsidiary Guaranty Agreement. As consideration therefor and in order to induce the Servicer, on behalf of the Participants to make Loans and to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guaranty Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guaranty. Each Guarantor unconditionally guaranties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the Default Rate and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Sponsor under the Loan Facility Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Servicer and the Participants under the Loan Facility Agreement, the other Operative Documents, and the Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Loan Facility Agreement, the other Operative Documents, and the Loan Documents; and (c) the due and punctual payment and performance of all obligations of the Sponsor, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Participant or an Affiliate of a Participant at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through
(c) being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

         SECTION 2. Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Sponsor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Servicer or any Participant to assert any claim or demand or to enforce or exercise any right or remedy against the Sponsor or any other Guarantor under the provisions of the Loan Facility Agreement, any other Operative Document, any Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Operative Document, any Loan Document, any Guaranty or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Servicer or any Participant.

         SECTION 3. Guaranty of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Servicer or any Participant to any of the security held for payment of the Guaranteed
Obligations or to any balance of any deposit account or credit on the books of the Servicer or any Participant in favor of the Sponsor or any other person.

         SECTION 4. No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Servicer or any Participant to assert any claim or demand or to enforce any remedy under the Loan Facility Agreement, any other Operative Document, any Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

         SECTION 5. Defenses of Sponsor Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Sponsor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Sponsor, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Servicer and the Participants may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Sponsor or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Sponsor or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Servicer or any Participant has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Sponsor or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Servicer for the benefit of the Participants in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Servicer, all rights of such Guarantor against the Sponsor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of the Sponsor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Sponsor, such amount shall be held in trust for the benefit of the Servicer and the Participants and shall forthwith be paid to the Servicer to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan and Operative Documents.

         SECTION 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Sponsor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Servicer or the Participants will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 8. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Sponsor) contained in the Loan Facility Agreement are true and correct.

         SECTION 9. Termination. The guaranties made hereunder (a) shall terminate when all the Guaranteed Obligations have been paid in full in cash and the Participants have no further commitment to lend under the Loan Facility Agreement, the LC Exposure has been reduced to zero and the Participants have no further obligation to issue Letters of Credit under the Loan Facility Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Participant or any Guarantor upon the bankruptcy or reorganization of the Sponsor, any Guarantor or otherwise. Notwithstanding anything to the contrary herein or in the Loan Facility Agreement, the guaranty made hereunder by Tia's shall terminate automatically upon the sale of substantially all of the assets of Tia's (including the sale of all of the member interests of Tia's or the merger of Tia's into another entity where such other entity is the surviving entity) to the extent permitted under the Loan Facility Agreement. In connection with the foregoing, the Servicer shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

         SECTION 10. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Servicer, and a counterpart hereof shall have been executed on behalf of the Servicer, and thereafter shall be binding upon such Guarantor and the Servicer and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Servicer and the Participants, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock or other equity interest of a Guarantor, including Tia's, is sold, transferred or otherwise disposed of (including the sale of all of the member interests of Tia's or the merger of Tia's into another entity where such other entity is the surviving entity) pursuant to a transaction permitted by the Loan Facility Agreement, such Guarantor shall be released from its Guaranteed Obligations under this Agreement without further action, and upon request of the Guarantor or Sponsor, the Servicer will execute and deliver to the Sponsor or such Guarantor, at the Sponsor's expense, such additional documents, instruments or agreements (all of which shall be prepared by the Sponsor) as the Sponsor or Guarantor shall reasonably request to further evidence the termination of this Guaranty. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the Guaranteed Obligations of any other Guarantor hereunder.


         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Servicer of any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Servicer hereunder and of the Participants under the other Operative Documents and Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Servicer, with the prior written consent of the Required Participants (except as otherwise provided in the Loan Facility Agreement).

         SECTION 12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Loan Facility Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

         SECTION 14. Survival of Agreement; Severability. (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Operative Document or any Loan Documents shall be considered to have been relied upon by the Servicer and the Participants and shall survive the making by the Participants of the Loans and the issuance of the Letters of Credit by the Participants regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement, any other Operative Document or any Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

                  (b) In the event one or more of the  provisions  contained  in this Agreement, any other Operative Document or any Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 10), and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Loan Facility Agreement shall be applicable to this Agreement.

         SECTION  17.  Jurisdiction;  Consent to Service  of  Process.  (a) Each
Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in Atlanta, Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other Operative Documents or the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Servicer or any Participant may otherwise have to bring any action or proceeding relating to this Agreement, the other Operative Documents or Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the other Operative Documents or the Loan Documents in any Georgia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS AND LOAN
DOCUMENTS AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

         SECTION 19. Additional Guarantors. Pursuant to Section 5.10 of the Loan Facility Agreement, each Subsidiary Loan Party that was not in existence on the date of the Loan Facility Agreement is required to enter into this Agreement as a Guarantor upon becoming Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Servicer and such Subsidiary Loan Party of an instrument in the form of Annex 1, such Subsidiary Loan Party shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 20. Waiver of Certain Damages. To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Subsidiary Guaranty Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

         Section 21. Savings Clause. It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum
Guaranteed Obligations hereunder shall be, but not in excess of:

                  (a) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (b) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code; or

                  (c) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.


(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (d) To the extent set forth in Section 20(a),(b), and (c), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 20 is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 20 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

         SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Participant is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Participant to or for the credit or the account of any Guarantor against any or all the Guaranteed Obligations of such Guarantor now or hereafter existing under this Agreement, the other Operative Documents and the Loan Documents held by such Participant, irrespective of whether or not such Person shall have made any demand under this Agreement, any other Operative Document or any Loan Document, and although such Guaranteed Obligations may be unmatured. The rights of each Participant under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Participant may have.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                            EACH OF THE SUBSIDIARIES
                                   LISTED ON
                                SCHEDULE I HERETO

                                       By:
                                      Name:
                                     Title:

                 SCHEDULE I TO THE SUBSIDIARY GUARANTY AGREEMENT






                              Guarantor(s) Address

                  ANNEX 1 TO THE SUBSIDIARY GUARANTY AGREEMENT

         SUPPLEMENT NO. [ ] dated as of [ ], to the Subsidiary Guaranty Agreement (the "Guaranty Agreement") dated as of October 11, 2000 among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of RUBY TUESDAY, INC., a Georgia corporation (the "Sponsor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Servicer (the "Servicer") and the Participants (as defined in the Loan Facility Agreement referred to below).

         A. Reference is made to the Amended and Restated Loan Facility Agreement dated as of October 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Facility Agreement"), among the Sponsor, the banks and financial institutions from time to time party thereto (the "Participants") and SunTrust Bank, as Servicer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Facility Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Loan Facility Agreement.

         C. The Guarantors have entered into the Guaranty Agreement in order to induce the Servicer, on behalf of the Participants, to make Loans and to issue Letters of Credit. Pursuant to Section 6.9 of the Loan Facility Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Loan Facility Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 19 of the Guaranty Agreement provides that additional Subsidiaries of the Sponsor may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Sponsor (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Loan Facility Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Servicer, on behalf of the Participants, to make additional Loans and to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Servicer and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 19 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Servicer and the Participants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Servicer shall have received counterparts of this Supplement that bear the signatures of the New Guarantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Sponsor.

         SECTION 8. The New Guarantor agrees to reimburse the Servicer for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges actually incurred of counsel for the Servicer.

                  IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

                             [Name of New Guarantor]

                                       By:
                                      Name:
                                     Title:
                                    Address:

                                    EXHIBIT C

                  FORM OF INDEMNITY AND CONTRIBUTION AGREEMENT


         This INDEMNITY AND CONTRIBUTION AGREEMENT dated as of October 11, 2000 , among RUBY TUESDAY, INC., a Georgia corporation (the "Sponsor"), each Subsidiary listed on Schedule I hereto (the "Guarantors"), and SUNTRUST BANK, a Georgia banking corporation, as servicer (in such capacity, the "Servicer").

         Reference is made to (a) the Amended and Restated Loan Facility Agreement and Guaranty dated as of October 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Facility Agreement"), among the Sponsor, the Participants from time to time party thereto (the "Participants"), and SunTrust Bank, as Servicer and (b) the Amended and Restated Subsidiary Guaranty Agreement dated as October 11, 2000 , among the Guarantors and the Servicer (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Facility Agreement.

         The Servicer, on behalf of the Participants, has agreed to make Loans to certain franchisees of the Sponsor, pursuant to, and upon the terms and subject to the conditions specified in, the Loan Facility Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guaranty Agreement) of the Sponsor under the Loan Facility Agreement pursuant to the Guaranty Agreement. The obligations of the Servicer, on behalf of the Participants, to make Loans are conditioned on, among other things, the execution and delivery by the Sponsor and the Guarantors of an agreement in the form hereof.

Accordingly, the Sponsor, each Guarantor and the Servicer agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Sponsor agrees that in the event a payment shall be made by any Guarantor under the Guaranty Agreement, the Sponsor shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guaranty Agreement and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Sponsor as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Sponsor or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Loan Facility Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Sponsor, any Guarantor or otherwise.

         SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Servicer or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Servicer or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Servicer and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Sponsor, the Guarantors and the Servicer, with the prior written consent of the Required Participants (except as otherwise provided in the Loan Facility Agreement).

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guaranty Agreement and addressed as specified therein.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Sponsor nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Participants. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guaranty Agreement in accordance with such Guaranty Agreement and the Loan Facility Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Sponsor and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Servicer, the Participants and each Guarantor and shall survive the making by the Servicer of the Loans and the issuance of the Letters of Credit, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Loan Facility Agreement or this Agreement or under any of the other Operative Documents or Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Servicer. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Loan
Facility Agreement shall be applicable to this Agreement.

         SECTION 12. Additional Guarantors. Pursuant to Section 6.9 of the Loan Facility Agreement, each Subsidiary Loan Party of the Sponsor that was not in existence or not such a Subsidiary Loan Party on the date of the Loan Facility Agreement is required to enter into the Guaranty Agreement as Guarantor upon becoming such a Subsidiary Loan Party. Upon the execution and delivery, after the date hereof, by the Servicer and such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.



                               RUBY TUESDAY, INC.

                                       By:
                                      Name:
                                     Title:


                            EACH OF THE SUBSIDIARIES
                                   LISTED ON
                        SCHEDULE I HERETO, as a Guarantor

                                       By:
                                      Name:
                                     Title:


                                SUNTRUST BANK, as
                                    Servicer

                                       By:
                                      Name:
                                     Title:

                                   SCHEDULE I
                   TO THE INDEMNITY AND CONTRIBUTION AGREEMENT




                                   Guarantors


                                  Name Address

                                   ANNEX I TO
                    THE INDEMNITY AND CONTRIBUTION AGREEMENT

         SUPPLEMENT NO. [ ] dated as of [ ], to the Indemnity and Contribution Agreement dated as of October 11, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity and Contribution Agreement") among RUBY TUESDAY, INC., a Georgia corporation (the "Sponsor"), each Subsidiary listed on Schedule I thereto (the "Guarantors") and SUNTRUST BANK, a Georgia banking corporation, as Servicer (the "Servicer").

         A. Reference is made to (a) the Amended and Restated Loan Facility Agreement dated as of October 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Facility Agreement"), among the Sponsor, the lenders from time to time party thereto (the "Participants") and SunTrust Bank, as the Servicer and (b) the Subsidiary Guaranty Agreement dated as October 11, 2000, among the Guarantors and the Servicer (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement").

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity and Contribution Agreement and the Loan Facility Agreement.

                  C. The Sponsor and the Guarantors have entered into the Indemnity and Contribution Agreement in order to induce the Servicer, on behalf of the Participants, to make Loans and to issue Letters of Credit. Pursuant to
Section 6.9 of the Loan Facility Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Loan Facility Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 12 of the Indemnity and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Loan Facility Agreement to become a Guarantor under the Indemnity and Contribution Agreement in order to induce the Servicer, on behalf of the Participants, to make additional Loans and to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Servicer and the New Guarantor agree as follows:

         SECTION  1.  In  accordance  with  Section  12  of  the  Indemnity  and
Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Servicer and the Participants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Servicer shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Servicer. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Servicer for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Servicer actually incurred.

         IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Indemnity and Contribution Agreement as of the day and year first above written.

                             [Name of New Guarantor]

                                       By:
                                      Name:
                                     Title:
                                    Address:

     [SIGNATURE PAGE TO SUPPLEMENT TO INDEMNITY AND CONTRIBUTION AGREEMENT]
  SCHEDULE I TO SUPPLEMENT NO. ____ TO THE INDEMNITY AND CONTRIBUTION AGREEMENT




                                   Guarantors


                                  Name Address

                                    EXHIBIT D

                        FORM OF LINE OF CREDIT AGREEMENT


         THIS LINE OF CREDIT AGREEMENT dated as of ____________ ___, 20__, is made between _______________________, [a Delaware limited liability corporation] [a _______ limited partnership] ("Borrower") and SUNTRUST BANK ("Bank"), a Georgia banking corporation having its principal office in Atlanta, Georgia.

                                               W I T N E S S E T H:

         WHEREAS, Borrower engages in the business of owning and operating one or more restaurants under the name "Ruby Tuesday's" pursuant to a franchise agreement with Ruby Tuesday, Inc., a Georgia corporation ("Sponsor");

         WHEREAS, Borrower has requested and Bank has agreed to extend credit in the form of loans and letters of credit to Borrower to provide working capital for use in connection with its Ruby Tuesday franchise; and

         WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank's extension of credit to Borrower;

         NOW THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


SECTION 1.        DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1 As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "Advance" shall mean an advance of funds by Bank on behalf of Borrower pursuant to the Master Note executed by Borrower.

         "Agreement" means this Line of Credit Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, modified or supplemented from time to time.

         "Applicable Law" means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

         "Books and Records" means all of Borrower's books and records evidencing or relating to its business, financial condition or any Collateral, including but not limited to, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Atlanta, Georgia are authorized by law to close.

         "Closing Date" means the date upon which the initial Advance with respect to the Loan is funded.

         "Closing Fee" shall have the meaning set forth in Section 2.5.

         "Collateral" means any assets of the Borrower in which a Lien is granted to the Bank to secure the Loan Indebtedness.

         "Collateral Agreement" means any security agreement, mortgage, deed to secure debt, deed of trust or other similar document granting a Lien on Borrower's assets to the Bank to secure the Loan Indebtedness.

         "Commitment Fee" shall have the meaning set forth in Section 2.6(a).

         "Debt" shall mean, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business),
(ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through
(iii) above.

         "Debt Service" means, for any period, the sum of (A) interest expense paid in cash during such period plus (B) scheduled amortization of all Debt (excluding Debt of the type described in clause (iv) of the definition of "Debt") for such period, in each case measured for Borrower and its subsidiaries on a consolidated basis in accordance with GAAP.

         "Default Condition" means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.
         "Default Rate" means the annual percentage interest rate applied to the principal of the Loan not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of Prime Rate plus an additional ______ percent (__%) per annum.

         "EBITDAR" means, for any period, (1) net income (loss) for such period, plus, (2) to the extent subtracted in determining such net income (loss), (a) interest expense for such period, (b) tax expense for such period, (c) depreciation, amortization and other non-cash charges for such period, (d) Rents for such period, (e) Non-recurring Expenses for such period, and (f) Excluded Management Salary for such period, if any, minus (3) Non-recurring Income for such period to the extent included in such net income (loss), in each case measured for Borrower and its Subsidiaries on a consolidated basis

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning given to such term in Section 7 hereof.

         "Excluded Management Salary" shall mean, for any period, (1) two-thirds of the salary and expenses paid to the Franchisee Partner of the Borrower during any period that the Borrower has only one Qualified Store and (2) one-third of the salary and expenses paid to the Franchisee Partner of the Borrower during any period that the Borrower has only two Qualified Stores.

         "Fixed Charge  Coverage Ratio" shall mean, as of any date, the ratio of
(i) EBITDAR to (ii) the sum of (A) Debt Service plus (B) Rents, in each case for the immediately preceding four fiscal quarters ended on or closest to such date; provided, however, that Sponsor may elect to exclude from the calculation of the Fixed Charge Coverage Ratio the EBITDAR, the Debt Service and the Rents incurred by Borrower and its subsidiaries that are attributable to any stores that are not Qualified Stores; provided, further, however, that if the Sponsor at any time includes any store that is not a Qualified Store in the calculation of the Fixed Charge Coverage Ratio, such store shall thereafter be included in all subsequent calculations of the Fixed Charge Coverage Ratio.

         "Floating Rate" means a rate of interest per annum equal to the Prime Rate plus an additional ____ percent (__%) per annum, such rate to change as and when the Prime Rate changes.

         "Franchise Documents" means, collectively, (i) the participation and operating agreements for any Borrower that is a limited liability company or the limited partnership agreement for any Borrower that is a limited partnership and
(ii) the written agreements between Sponsor and Borrower whereby Borrower is authorized to establish one or more "Ruby Tuesday" franchises, including, without limitation the Ruby Tuesday, Inc. Operating Agreements between Sponsor and a Borrower and each other operating agreement and development agreement related to each franchise location, all as amended or modified from time to time.

         "Franchisee Partner" means, collectively, the Person other than the Sponsor that owns an equity interest in the Borrower and any Person who directly or indirectly owns or controls such Person.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         "Guarantor" means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

         "Guaranty" means any guaranty executed by each of the partners, shareholders, members and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by the Bank, in favor of the Bank with respect to the obligations of Borrower with respect to the Loan in the form provided by the Bank, as the same may be amended, restated or supplemented from time to time.

         "Letter of Credit" shall have the meaning set forth in Section 2.8 hereof.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.6(b) hereof.

         "Letter of Credit Obligations" means the total face amount of all outstanding Letters of Credit hereunder plus, without duplication, the aggregate amount of all draws on Letters of Credit which have not been reimbursed by Borrower, whether with Advances or otherwise.

         "Lien" means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge or condition sale, or a lease, consignment or bailment for security purposes.

         "Loan" means, as of any date of determination, the aggregate amount of Advances outstanding pursuant to the Loan Commitment from the Bank to Borrower established pursuant to Section 2 hereof.

         "Loan Commitment" means the committed amount of the loan facility established by the Bank in favor of Borrower in the amount not exceeding, and upon the terms described in, this Agreement.

         "Loan Documents" means this Agreement, the Master Note, the Collateral Agreements, any other documents relating to the Loan delivered by Borrower or any guarantor or surety thereof to the Bank and any amendments thereto.

         "Loan Indebtedness" means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loan Commitment and the Advances made thereunder, and Letters of Credit issued hereunder, including, without limitation, Letter of Credit Obligations, outstanding principal, accrued interest, fees, any late charges, and all reasonable costs and expenses of any legal proceeding brought by the Bank to collect any of the foregoing (including without limitation, reasonable attorneys' fees actually incurred).

         "Loan Term" shall mean the period commencing on the date hereof and ending on the Maturity Date.

         "Master Note" means the note of Borrower, substantially in the form attached hereto as Exhibit A, setting forth the obligation of Borrower to repay the Loan.

         "Maturity Date" shall have the meaning set forth in Section 2.3 hereof.

         "Non-recurring Expenses" shall mean, for any period, all expenses of the Borrower and its Subsidiaries for such period that are extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any subsequent period.

         "Non-recurring Income" shall mean, for any period, all income of the Borrower and its Subsidiaries for such period that is extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any subsequent period.

         "Payment Date" means with respect to the Loan, the last day of each calendar month, provided, however, if such day is not a Business Day, the next succeeding Business Day.

         "Permitted Liens" means (i) Liens in favor of Bank or Sponsor, (ii) Liens for taxes not yet due or payable, (iii) statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank, (iv) Liens created (whether in the past or in the future) in favor of lenders loaning money to Borrower in connection with (y) the acquisition from Sponsor (or its successors, assigns or affiliates) of existing Ruby Tuesday restaurants, or (z) the development and/or construction or permanent financing of Ruby Tuesday restaurants developed and operated pursuant to any Franchise Document between Borrower, as franchisee, and the Sponsor (or its successors, assigns or affiliates) as franchisor, (v) Liens shown on Exhibit B (if any), and (vi) Liens hereafter consented to by Bank in writing.

         "Person" means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

         "Prime Rate" means the per annum rate of interest designated from time to time by the Bank to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of the Bank on the day of such change. The prime rate is one of several reference rates used by the Bank and the Bank makes loans at rates both higher and lower than the Prime Rate.

         "Qualified Store" shall mean any store that has been open for at least twelve months and was not acquired by Borrower from the Sponsor during the last twelve months.


         "Rents" means, for any period, the aggregate amount of all required lease and rent payments for which the Borrower and its subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all operating leases in effect at any time during such period, determined on a consolidated basis in accordance with GAAP.

         "Solvent" means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

         1.2  Accounting  terms  used in  this  Agreement  such  as "net  income
(loss)", "interest expense", "tax expense", "amortization," "depreciation," and "tangible net worth" shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


SECTION 2.        LOAN COMMITMENT; MASTER NOTE.

         2.1 Establishment of Loan Commitment. (a) Bank hereby establishes until the Maturity Date (as hereinafter defined), a line of credit in favor of Borrower in an amount equal to [$250,000 to $3,500,000] in aggregate principal amount at any one time outstanding (the "Loan Commitment"), as reduced by the aggregate amount of Letter of Credit Obligations from time to time outstanding. Within the limits of the Loan Commitment, the Borrower may borrow, repay and re-borrow; provided, however, that the Borrower may neither borrow nor re-borrow should there exist a Default Condition or an Event of Default.

         2.2 Advances. Borrower may request Advances pursuant to the Loan Commitment by submitting a Request for Advance in the form attached hereto as Exhibit B to the Bank, with a copy to Sponsor, on the Business Day prior to the date of the requested Advance (which shall be a Business Day). Each Advance shall be in a minimum amount of $25,000 and in integral multiples of $1,000. Borrower may not request more than six (6) Advances in any calendar month. The Borrower may not request Advances if as a result thereof, the amount of the Loan would exceed the amount of the Loan Commitment. Borrower hereby irrevocably appoints the Sponsor as the sole Person authorized to execute and deliver a Request for Advance hereunder to the Bank. In furtherance of the foregoing, Borrower hereby makes, constitutes and appoints Sponsor, and its agents and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, to endorse its name and take all actions necessary to request Advances hereunder and issue all Requests for Advances. The powers granted herein are coupled with an interest and shall be irrevocable during the term hereof.

         2.3 Master Note; Repayment. The Loan Commitment and the Advances outstanding thereunder shall be evidenced by a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A attached hereto (the "Master Note"). The Master Note shall be dated as of the date hereof and shall be payable to the order of Bank in the stated principal amount of the Loan Commitment. All amounts outstanding pursuant to the Master Note shall mature on the date (the "Maturity Date") that is earlier of (i) the occurrence of an Event of Default in consequence of which Bank elects to accelerate the maturity and payment of the Loan Indebtedness, or (iii) the second anniversary of the Closing Date, as such date may be extended pursuant to Section 2.9 below, at which time all of the Loan Indebtedness shall be due and payable in full. All payments of principal of, or interest on, the Loan Documents and all other sums due under the terms of the Loan and all payments with respect to Letter of Credit Obligations shall be made in either (x) immediately available funds, or (y) checks or money orders made payable to the Loan Operations section of the Bank at its principal office in Atlanta, Georgia in accordance with written instructions provided by the Bank.

         2.4 Interest. (a) From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate. Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 365-day year. Interest shall be due and payable on each Payment Date. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loan shall bear interest at the Default Rate.

                  (b) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

         2.5 Closing Fee. On the Closing Date, the Borrower shall pay to the Bank in immediately available funds a closing fee (the "Closing Fee") equal to___% of the Loan Commitment. The Closing Fee shall be fully earned and nonrefundable as of the Closing Date.

         2.6 Commitment Fee; Letter of Credit Fees. On each Payment Date which is the last day of a calendar quarter, commencing on ______________ and continuing throughout the Loan Term, the Borrower shall pay to the Bank, in arrears:

         (a) A commitment fee (the "Commitment Fee") equal to _____% per annum of the average daily unused amount of the Loan Commitment (with the express understanding that Letters of Credit issued hereunder shall be deemed to be an utilization of the Loan Commitment).

         (b) A letter of credit fee (the "Letter of Credit Fee") equal to _____% per annum multiplied by the daily average Letter of Credit Obligations outstanding hereunder; provided that, if the aggregate Letter of Credit Fees payable by Borrower with respect to any Letter of Credit issued hereunder do not exceed $1,000 per annum, the Borrower shall be required to, on the Payment Date which next follows the annual anniversary of the issuance of such Letter of Credit, make an additional payment equal to $1,000 minus the Letter of Credit Fees payable with respect to such Letter of Credit during the preceding year.

         (c) The Commitment Fee and the Letter of Credit Fee shall be calculated on the basis of the actual number of days elapsed in 360-day year.

         2.7 Loan Prepayment. Borrower shall have the right to prepay the Loan in whole or in part at any time and from time to time. Partial prepayments of the Loan shall be in a minimum amount of $25,000.

         2.8 Letters of Credit. The Bank shall, from time to time upon request of the Borrower prior to the Maturity Date, but subject to the terms and conditions hereof, issue stand-by letters of credit in such form as requested by the Borrower and approved by the Bank from time to time (the "Letters of Credit"); provided, however, that the Borrower shall not be entitled to request the issuance of any Letter of Credit if there exists a Default or an Event of Default; and further provided that (i) no Letter of Credit shall be issued if, as a result of such issuance, the aggregate amount of outstanding Letter of Credit Obligations would exceed the lesser of (x) $250,000 and (y) the Loan Commitment; (ii) no Letter of Credit shall have a maturity date longer than one year from the date of issuance unless the Bank, in its sole discretion has agreed to a longer term; (iii) no Letter of Credit shall have a maturity date later than ten days prior to the Maturity Date; (iv) the Borrower shall give the Bank at least five (5) days prior written notice of each request for a Letter of Credit, which notice shall include the amount of the requested Letter of Credit, the name and address of the beneficiary and a precise written description of the terms of such Letter of Credit, together with the documents described in the next paragraph; and (v) no Letter of Credit shall be requested unless the face amount of such Letter of Credit does not exceed the unused portion of the Loan Commitment. Borrower hereby irrevocably appoints the Sponsor as the sole Person authorized to execute and deliver a request for a Letter of Credit and application required hereunder to the Bank. In furtherance of the foregoing, Borrower hereby makes, constitutes and appoints Sponsor, and its agents and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, to endorse its name and take all actions necessary to request Letters of Credit hereunder and issue all requests for Letters of Credit and to execute and deliver all applications and other documents in connection therewith. The powers granted herein are coupled with an interest and shall be irrevocable during the term hereof.

         In conjunction with any request for the issuance of a Letter of Credit, the Borrower shall first deliver to Bank its form letter of credit application, duly completed by a duly authorized officer of the Borrower. To the extent that such letter of credit application's terms are inconsistent with the terms of this Agreement, this Agreement controls. Upon delivery to the Bank of such letter of credit application and other documents, instruments, or agreements which the Bank may require from time to time hereafter in connection therewith, each in form and substance satisfactory to the Bank, subject to the limitations set forth in this Section 2.8, the Bank shall issue a Letter of Credit. Borrower understands and agrees that the Bank may refuse upon any reasonable circumstances to issue any Letter of Credit. Upon issuance, a Letter of Credit shall be deemed to be an utilization of the Loan Commitment. Upon any draw upon a Letter of Credit issued hereunder, the Borrower shall immediately reimburse the Bank for such drawn amount and, in the event that the Borrower fails to reimburse such amount on the same Business Day, the Bank shall be irrevocably authorized to draw such amount upon the Loan Commitment at which point the amount drawn shall be an Advance for all purposes hereunder, including without limitation, the accrual of interest. Upon the occurrence of any Event of Default pursuant to this Agreement, the Bank may require the Borrower to immediately deposit with the Bank cash collateral in the amount of all outstanding Letter of Credit Obligations pursuant to this Agreement.

         2.9 Extension of Maturity Date. The Borrower, on and before ninety (90) days prior to the Maturity Date, as it may from time to time exist, and with the written consent of the Sponsor, request in writing that the Bank extend the Maturity Date. Upon receipt of such notice and such consent, the Bank may, in the exercise of its sole discretion, extend the Maturity Date for an additional two-year period and will notify the Borrower and the Sponsor in writing of whether the Bank will agree to such extension no later than sixty (60) days prior to the Maturity Date. Failure of the Bank to respond to such request shall be deemed to be an election by the Bank not to extend the Maturity Date.


SECTION 3.         CONDITIONS PRECEDENT.

         Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the initial Advance comprising the Loan or the initial Letter of Credit issued hereunder, as the case may be:

                  (a)      a validly executed copy of this Agreement;

                  (b)      the validly executed Master Note;

                  (c) a validly executed copy of a Guaranty of each partner, member or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person;

                  [(d)     a validly executed Collateral Agreement;

                  (e)      a  validly  executed   Landlord's  Waiver  for  each
         location  of  Borrower  where  the
         Collateral is located;

                  (f)  validly  executed   Uniform   Commercial  Code  Financing
         Statements suitable to enable Bank to perfect the security interest granted to it under the Collateral Agreement;]

                  (g)      evidence of Borrower's good standing;

                  (h) a validly executed Officer's Certificate or such other evidence acceptable to Bank evidencing Borrower's authorization of the Loan and incumbency;

                  (i) a Certificate of Insurance from an insurer acceptable to Bank naming the Bank as loss payee/additional insured as follows:

                           SunTrust Bank
                           P.O. Box 4418
                           Atlanta, Georgia [30302]
                           Center Code 1923
                           Attention: Strategic Partners Group; and

                  (k) a validly executed Request for Advance, or a request for issuance of a Letter of Credit, as the case may be.

         In addition, as conditions precedent of the initial Advance comprising the Loan or the initial Letter of Credit issued hereunder, as the case may be, (i) the Bank shall have satisfied itself that there are no Liens on any of the Collateral, other than Permitted Liens, (ii) the Bank shall be satisfied that all corporate or LLC proceedings necessary for the authorization of the Loan Commitment and the execution, delivery and performance of the Loan Documents, shall have been taken,
         (iii) the Bank shall have received any other documents that it deems reasonably necessary or advisable and (iv) the Bank shall have received payment of the Closing Fee and, if required by the Bank at closing, (A) an amount equal to Bank's out-of-pocket expenses and fees and expenses of Bank's counsel incurred in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and
         (B) an amount sufficient in the opinion of the Bank to reimburse the Bank for all taxes, collateral filing fees and other fees and charges payable on account of the execution, delivery or recording of any of the Loan Documents or any loans or Letters of Credit outstanding hereunder.


SECTION 4.        BORROWER'S REPRESENTATIONS AND WARRANTIES.

         To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

         4.1 Organization and Qualification of Borrower. Borrower is [limited liability company duly organized, validly existing and in good standing] [limited partnership duly organized, validly existing and in good standing] under the laws of the state shown on the first page hereof, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

         4.2 Trade Names, Subsidiaries and Location of Assets. Exhibit C attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

         4.3 Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower's [Participation and Operating Agreement, Certificate of Formation] [partnership agreement] or other organization documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any Franchise Document or any other agreement to which Borrower is a party or by which Borrower or any of its property is bound.

         4.4 Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         4.5 Entire Agreement. The Master Note and accompanying Loan Documents executed in connection with the Loan and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

         4.6 Genuineness of Signatures. The Master Note and each accompanying Loan Document executed in connection the such Loan is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

         4.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

         4.8      Solvency.  Borrower is now and will remain Solvent.

         4.9 Taxes. All federal, state and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

         4.10 Compliance with Laws. Borrower has duly complied with in all material respects, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation ERISA, the Fair Labor Standards Act and OSHA. Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations reasonably necessary to enable it to conduct its business operations as now conducted, and no filing with (other than documents relating to the Collateral if the Loan is secured), and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

         4.11     No Default.  No Default Condition or Event of Default exists.

         4.12 Use of Proceeds. None of the proceeds of any Advances by Bank have been or will be used to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any "margin stock" (as defined in Regulation U of the Federal Reserve Board). Advances shall be made for the sole purpose of working capital needs of Borrower in connection with the operation of a business, including, without limitation, the establishment of new locations, in the form of one or more Ruby Tuesday restaurants.

Each submission of a Request for an Advance or a request for the issuance of a Letter of Credit made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects. All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.


SECTION 5.        BORROWER'S AFFIRMATIVE COVENANTS.

         During the term of this Agreement, and thereafter for so long as there are is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

         5.1 Financial Reports. Deliver to Bank or cause to be delivered to Bank:

                  (i) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year, prepared by Sponsor or by such firm of independent public accountants as may be designated by Borrower and be satisfactory to Bank, and certified as prepared in accordance with GAAP and, to the extent delivered to Sponsor, audited financial statements for such period;

                  (ii) within 45 days after the end of each fiscal quarter a balance sheet and income statement of Borrower as of the end of such quarter, prepared by Sponsor and certified as prepared in accordance with GAAP (except for the year-end adjustments); and

                  (iii) with reasonable promptness, all reports by Borrower to its shareholders or partners and such other information as Bank may reasonably request from time to time.

         5.2 Books and Records. Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Sponsor to visit Borrower's premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower's financial affairs with Borrower's financial officers and accountants subject in each instance to reasonable prior written notice to Borrower, except in the event of a default by Borrower, in which case notice shall not be required.

         5.3 Taxes. Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

         5.4 Notices to Bank. Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $100,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower; and (iii) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

         5.5 Compliance with Applicable Laws. Comply in all material respects with all Applicable Laws, including, without limitation, ERISA, the Fair Labor Standards Act and OSHA.

         5.6 Existence. Maintain its separate corporate or partnership existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a material adverse effect upon its ability to repay the Loan Indebtedness.

         5.7 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0. This ratio will be calculated as of the last day of each fiscal quarter of the Borrower based upon the preceding twelve-month period, commencing on the last day of the first fiscal quarter in which the Borrower or its Subsidiaries own at least one Qualified Store.

SECTION 6.        NEGATIVE COVENANTS.

         During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

         6.1 Merger; Disposal or Moving of Collateral. Merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or rentals of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records.

         6.2 Liens. Grant or suffer to exist any Lien upon any of its assets except Permitted Liens.

         6.3  Guarantees.   Guarantee,   assume,  endorse  or  otherwise  become
contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $100,000 not existing as of this date, except by endorsement of items of payment for deposit or collection or guarantees of operating leases in the ordinary course of business and except as set forth on Exhibit C attached hereto.

         6.4 Loans. Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a subsidiary or affiliate.


SECTION 7.        EVENTS OF DEFAULT.

         7.1 List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

                  (a) Borrower shall fail to pay any principal amount of the Loan Indebtedness or any other amount of the Loan Indebtedness on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

                  (b) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

                  (c) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank;

                  (d) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

                  (e) Borrower or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

                  (f) any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

                  (g) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower's or any Guarantor's property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

                  (h) Any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor's liability thereunder;

                  (i) any Person, or group of Persons (whether or not related) other than Sponsor or one of its affiliates, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement as shown on Exhibit C;

                  (j) any of Borrower's Franchise Documents shall terminate or be revoked for any reason, or Borrower shall have received notice from the Sponsor that a default has occurred under any Franchise Documents; or

                  (k) Sponsor shall default in its obligations to the Bank pursuant to any agreement between the Bank and Sponsor and Sponsor shall not purchase the Loan, Letters of Credit and Loan Commitment hereunder within five (5) Business Days.

         7.2 Advances and Letters of Credit. In no event shall the Bank have any obligation to make an Advance pursuant to the Loan Commitment or issue a Letter of Credit hereunder if there exists a Default Condition or an Event of Default.


SECTION 8.        REMEDIES.

         All of the Loan Indebtedness shall become immediately due and payable and the Loan Commitment shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under
Section 7(f) of this Agreement; and upon and after the occurrence of any other Event of Default, Bank shall have the right to terminate immediately the Loan Commitment and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand or, in the case of all outstanding Letter of Credit Obligations, immediately subject to the cash collateral requirements of Section
2.8 hereof. From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party or otherwise under any Loan Document or Applicable Law. If the Loan Indebtedness is collected by or through an attorney at law, Bank shall be entitled to collect reasonable attorneys' fees and court costs from Borrower.


SECTION 9.        WAIVERS.

         Borrower waives notice of Bank's acceptance hereof. Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank's right to obtain an immediate writ of possession with respect to any Collateral. Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.


SECTION 10.       NOTICES.

         All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission add shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

         If to Borrower:   _________________________
                                    =========================
                                    Attention  _________________
                                    Telecopier No.:_____________


         If to Bank:                SunTrust Bank
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention: Center No. 1923
                                    Telecopier No.:(404) 724-3716


or to such other address as each party may designate for itself by like notice given in accordance with this Section.


SECTION 11.         INDEMNIFICATION.

         Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder or the issuance of any Letters of Credit hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws. If any taxes, collateral filing fees or other fees or charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans or Letters of Credit outstanding hereunder, Borrower will pay (or reimburse Bank's payment of) all such taxes, collateral filing fees or other fees or charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith. The indemnity obligations of Borrower under this Section shall survive the payment in full of the Loan Indebtedness.


SECTION 12.         ENTIRE AGREEMENT; AMENDMENT.

         This  Agreement  and  the  other  Loan  Documents   embody  the  entire
understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.


SECTION 13.         SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person. The Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Sponsor.


SECTION 14.         GOVERNING LAW.

THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.


SECTION 15.         MISCELLANEOUS.

         Time is of the essence of this Agreement. Bank reserves the right to participate, sell or assign the Loan made hereunder and provide any participant or assignee all information in Bank's possession regarding Borrower, its business and the Collateral. Borrower shall reimburse Bank for Bank's out-of-pocket expenses and for the fees and expenses and disbursements of Bank's counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions. The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof.

SECTION 16.         RELATIONS WITH SPONSOR.

         Borrower recognizes and acknowledges that the Bank has made the Loan Commitment available to Borrower hereunder at the behest of, as an accommodation to, and based upon the credit support of, Sponsor. Accordingly, Borrower agrees that from time to time the Bank may release to Sponsor such information about Borrower and the Loan as Sponsor may request, and the Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Sponsor. Borrower further agrees that upon the occurrence of an Event of Default hereunder, the Bank may notify Sponsor of such Event of Default prior to notifying Borrower thereof, and the Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower. Borrower further agrees that the Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Sponsor or any action taken under the Loan Documents based upon instructions from the Sponsor.

         In addition, the Borrower acknowledges and agrees that to the extent that the Sponsor makes any payments to the Bank as a result of the credit support that Sponsor has provided to the Bank with respect to the Borrower, the Sponsor will be subrogated to the rights of the Bank pursuant to this Agreement and all related Loan Documents and may exercise and enforce in its own right the rights and remedies of the Bank hereunder and thereunder to the fullest extent provided by law or at equity or by the terms of the Agreement and related Loan Documents.


         WITNESS the hand and seal of the parties hereto on the date first above written.


Accepted in Atlanta, Georgia:

                                    BORROWER:

                                                     By:
                                     Title:

                                     Attest:
                                                                Secretary


                                                              [CORPORATE SEAL]



                                      BANK:

                                  SUNTRUST BANK



                                                     By:
                                     Title:

                                    EXHIBIT A

                                   MASTER NOTE

                                   [date] [$]
                                Atlanta, Georgia


                  FOR VALUE RECEIVED, the undersigned, ____________, a [Delaware limited liability company] [a ________ limited partnership] (the "Borrower"), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the "Bank") at Bank's principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on the Maturity Date, as set forth in that certain Line of Credit Agreement, dated as of even date herewith (the "Agreement") by and between the Borrower and Bank, the lesser of (i) principal sum of [TWO HUNDRED FIFTY MILLION to THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($250,000 to $3,500,000.00)], or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with the Agreement and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

                  In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 365-day year. Such interest is to be paid to Bank at its address set forth above. Any principal amount due under this Note that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

                  This Master Note ("Note") evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

                  Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

                  Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

                  Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount actually advanced together with interest thereon in accordance with this Note and the Agreement.

                  Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF). Time is of the essence of this Note.

   PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

                  Executed under hand and seal of the Borrower as of the day and year first above written.


                                                     [NAME OF BORROWER]


                                                     By:________________________
                                      Name:
                                     Title:

                                                     Attest:____________________
                                      Name:
                                     Title:

                                                              [CORPORATE SEAL]

                                  GRID SCHEDULE

                                    ADVANCES



                                                     Unpaid Principal
                                                     Bearing Interest
              Amount of        Amount of    at the Above-     Notation
Date          Advance          Advance Repaid        Reference Rate     Made By

              $----------      $----------  $----------

                                    EXHIBIT B

                                  SunTrust Bank
                   Ruby Tuesday, Inc. Franchisee Loan Program

                                     REQUEST FOR ADVANCE

SunTrust Bank
303 Peachtree Street, N.E.                      [Date]
Atlanta, Georgia 30308
Attn:    Strategic Partners
         Center 1923

         Re:      Name of Borrower: _________________________
                  Closing Date:             _________________________
                  Requested Advance:        _________________________

Ladies and Gentlemen:

         The above-referenced Borrower hereby requests an Advance in the amount of $________________________ pursuant to the Line of Credit Agreement and Promissory Note dated as of the date set forth above, such Advance to be made on
_____________________.

         The Borrower hereby directs the Bank to fund such Advance in accordance with the following wiring instructions:

                  Name of Bank:      _________________________
                  City, State:       _________________________
                  ABA No.  _________________________
                  Account No.        _________________________
                  Account Name:________________________


         The Borrower represents and warrants to the Bank that no Event of Default exists pursuant to the Line of Credit Agreement and Promissory Note referenced above and that all representations and warranties set forth in said Line of Credit Agreement are true and correct on the date hereof.

                                            [Name of Borrower]

                                            By:________________________
                                            Title:_______________________]


Fax to Cindy Scurry at (404) 724-3716 and to Ruby Tuesday, Inc. at _____________

A.       Permitted Liens

         The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder                           Date of Recording  Collateral












B.       Trade Names and Styles

         The following are the only trade names or trade styles ever used by Borrower (if none, so state):










C.       Subsidiaries

         The following are all of the subsidiaries owned by Borrower (if none, so state):

 D.      Business Locations

         The following are all of the locations where Borrower has an office or other place of business or owns assets:












E.       Stockholders/Members

         The following are all of the stockholders or members of Borrower and the percentage of Borrower's equity owned by each:

           Stockholder's Name                   Percentage of Equity Owned





F.         Guarantees
                                    EXHIBIT E


                        FORM OF PARTICIPATION CERTIFICATE


SERVICER:                         SunTrust Bank           CERTIFICATE NO. _____
                             303 Peachtree St., N.E.
                                Center Code 1923
                             Atlanta, Georgia 30308

DATE: October __, 2000

                  This is to certify that SunTrust Bank ("Servicer") has sold to
_________________________ ("Participant") and Participant has purchased from Servicer an undivided ______ percent (_%) ownership interest in (i) the Commitment, (ii) the Loan Commitments, (iii) the Loans, (iv) the Collateral, (v) all rights against any guarantor of any Loan, including the Sponsor, and (vi) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the "Participant's Interest"). Notwithstanding the foregoing, each Participant's right to receive payments of interest, commitments fees or other fees with respect to the Commitment, the Loan Commitments and the Loans shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of the Loan Facility Agreement referenced below.

                  This Certificate is issued pursuant to the terms and conditions of an Amended and Restated Loan Facility Agreement and Guaranty dated as of October __, 2000 by and among Servicer, Participant, Ruby Tuesday, Inc. and certain other financial institutions named therein and from time to time a party thereto (as hereafter amended or modified, the "Loan Facility Agreement"). Reference is made to said Loan Facility Agreement for the terms and conditions of the participation evidenced hereby. All terms used in this Certificate shall have the same meanings as set forth in said Loan Facility Agreement.

                  This Certificate is neither transferable nor negotiable.

                                    SUNTRUST BANK,
                                   as Servicer


                                    By:___________________________________
                                    Name:______________________________
                                    Title:_______________________________

                                    EXHIBIT F


                        FORM OF MONTHLY SERVICING REPORT
                   Ruby Tuesday, Inc. Franchisee Loan Program


                                             Payment Date _________________


From:    SunTrust Bank
         Cindy Scurry 404-588-7138


         Loans Outstanding As Of Payment Date        $_________________

         Total Unfunded Commitments To Borrowers
         As Of Payment Date                          $_________________

         Amount of Loans Repurchased By Sponsor
         During Preceding Calculation Period         $_________________

         Past Due Loans                     _____  See attached past due report

                                            _____    None for this period

Amount of Letter of Credit Outstandings              $__________________